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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
BALL CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BALL CORPORATION
10 Longs Peak Drive, Broomfield, Colorado 80021-2510

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD WEDNESDAY, APRIL 25, 2007

        The Annual Meeting of Shareholders of Ball Corporation will be held at the Corporation's offices, 10 Longs Peak Drive, Broomfield, Colorado 80021-2510, on Wednesday, April 25, 2007, at 9:00 a.m. (MDT) for the following purposes:

  1.
  To elect four directors for three-year terms expiring at the Annual Meeting of Shareholders to be held in 2010;

  2.
  To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Corporation for 2007; and

  3.
  To transact any other business as may properly come before the meeting, although it is anticipated that no business will be conducted other than the matters listed above.

        Only holders of Common Stock of record at the close of business on March 1, 2007, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

        A Proxy Statement appears on the following pages. Copies of the Annual Report and Form 10-K for 2006 are being mailed to you with this Notice of Annual Meeting of Shareholders and Proxy Statement.

By Order of the Board of Directors
David A. Westerlund Corporate Secretary

March 19, 2007
Broomfield, Colorado

YOUR VOTE IS IMPORTANT

You are urged to complete, sign, date and promptly return your proxy card in the enclosed postage-paid envelope, or submit your proxy via the telephone or Internet, as soon as possible, so that your shares can be voted at the meeting in accordance with your instructions.

PLEASE NOTE: The 2007 Annual Meeting of Shareholders will be held to tabulate the votes cast and to report the results of voting on the items described above. No management presentations or other business matters are planned for the meeting.

Ball and are trademarks of Ball Corporation, Reg. U.S. Pat. & Tm. Office

BALL CORPORATION
10 Longs Peak Drive, Broomfield, Colorado 80021-2510

PROXY STATEMENT
March 19, 2007

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD WEDNESDAY, APRIL 25, 2007

To Shareholders of Ball Corporation:

        This Proxy Statement and the accompanying proxy card are furnished to shareholders in connection with the solicitation by the Board of Directors of Ball Corporation (the "Corporation" or "Ball") of proxies to be voted at the Annual Meeting of Shareholders (the "Annual Meeting") to be held April 25, 2007, for the purposes stated in the accompanying notice of the meeting.

        Please complete, sign, date and return your proxy card, or submit your proxy by telephone or via the Internet, as soon as possible, so that your shares can be voted at the meeting. Any Ball Corporation shareholder of record desiring to submit a proxy by telephone or via the Internet will be required to enter the unique voter control number imprinted on the Ball Corporation proxy card, and therefore should have the card for reference when initiating the process.

  •
  To submit your proxy by telephone, call 1-800-652-8683 on a touch-tone telephone and follow the simple menu instructions provided. There is no charge for this call.

  •
  To submit your proxy over the Internet, log on to the website at http://www.investorvote.com and follow the simple instructions provided.

Similar instructions are included on the enclosed proxy card.

        A shareholder of the Corporation may revoke a proxy in writing at any time prior to the meeting by sending written notice of revocation to the Corporate Secretary, by voting again by telephone, via the Internet or in writing; or by voting in person at the meeting.

VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

        At the close of business on March 1, 2007, there were outstanding 103,177,064 shares of Common Stock (together with the associated preferred stock purchase rights under the Rights Agreement dated as of July 26, 2006, between the Corporation and Computershare Investor Services, LLC). Other than 32,669 shares of Common Stock granted as restricted stock without voting rights, each of the shares of Common Stock is entitled to one vote. Shareholders do not have cumulative voting rights with respect to the election of directors.

        Based on Schedule 13G filings with the Securities and Exchange Commission ("SEC"), the following table indicates the beneficial owners of more than 5 percent of the Corporation's outstanding Common Stock as of December 31, 2006:

Name and Address of Beneficial Owner	Shares Beneficially Owned		Percent of Class
Lord Abbett & Co. 90 Hudson Street Jersey City, NJ 07302-3973	9,013,646	(1)	8.7
Janus Capital Management LLC 151 Detroit Street Denver, CO 80206-4805	6,978,711	(2)	6.7
Iridian Asset Management LLC 276 Post Road West, Suite 100 Westport, CT 06880-4704	6,709,874	(3)	6.4
Vanguard Fiduciary Trust Company 500 Admiral Nelson Boulevard Malvern, PA 19355	6,291,216	(4)	6.0

(1)
8,748,646 shares are held with sole voting power and 9,013,646 shares are held with sole dispositive power.

(2)
5,107,067 shares are held with sole voting and dispositive power. 1,871,644 shares are held with shared voting and dispositive power. Janus Capital has an indirect 82.5 percent ownership stake in Enhanced Investment Technologies LLC ("INTECH") and an indirect 30 percent ownership stake in Perkins, Wolf, McDonnell and Company, LLC ("Perkins Wolf"). Janus Capital, Perkins Wolf and INTECH are aggregated for purposes of this filing. Janus Capital, Perkins Wolf and INTECH are collectively referred to as "Managed Portfolios."

  Perkins Wolf and INTECH are indirect subsidiaries of Janus Capital. Janus Capital has an indirect 30 percent ownership stake in Perkins Wolf and an indirect 82.5 percent ownership stake in INTECH. Perkins Wolf and INTECH are registered investment companies registered under Section 8 of the Investment Company Act of 1940.

  As a result of its role as investment advisor or sub-advisor to the Managed Portfolios, Janus Capital may be deemed to be the beneficial owner of 5,107,067 shares or 4.9 percent of the shares outstanding of Ball Common Stock held by the Managed Portfolios. Janus Capital does not have the right to receive any dividends from, or the proceeds from the sale of, the securities held in the Managed Portfolios and disclaims any ownership associated with such rights.

  As a result of its role as investment advisor or sub-advisor to the Managed Portfolios, Perkins Wolf may be deemed to be the beneficial owner of 1,821,549 shares or 1.7 percent of the shares outstanding of Ball Common Stock held by such Managed Portfolios. However, Perkins Wolf does not have the right to receive any dividends from, or the proceeds from the sale of, the securities held in the Managed Portfolios and disclaims any ownership associated with such rights.

  As a result of its role as investment advisor or sub-advisor to the Managed Portfolios, INTECH may be deemed to be the beneficial owner of 50,095 shares or 0.1 percent of the shares outstanding of Ball Common Stock held by such Managed Portfolios. However, INTECH does not have the right to receive any dividends from, or the proceeds from the sale of, the securities held in the Managed Portfolios and disclaims any ownership associated with such rights.

(3)
Iridian Asset Management LLC is jointly owned by the Governor and Company of the Bank of Ireland, BIAM Holdings Interfunding, BancIreland (US) Holdings, Inc., BIAM (US) Inc., pursuant to a joint filing agreement dated February 5, 2007. The shares are held with shared voting and dispositive power.

(4)
These shares are held with shared voting and dispositive power.

        The following table lists the beneficial ownership of Common Stock of the Corporation by director nominees, continuing directors, the Chief Executive Officer and the four other most highly compensated executive officers and, as a group, of such persons and the other executive officers as of the close of business on March 1, 2007.

Title of Class	Name of Beneficial Owner	Shares Beneficially Owned(1)		Percent of Class(2)
Common	Howard M. Dean	94,226	(3)	*
Common	Hanno C. Fiedler	146,724	(4)	*
Common	John R. Friedery	298,216	(5)	*
Common	John A. Hayes	231,721	(6)	*
Common	R. David Hoover	1,511,246	(7)	1.5
Common	John F. Lehman	118,090	(8)	*
Common	Georgia R. Nelson	3,976	(9)	*
Common	Jan Nicholson	204,219	(10)	*
Common	Raymond L. Seabrook	477,626	(11)	*
Common	George A. Sissel	281,916	(12)	*
Common	George M. Smart	17,525	(13)	*
Common	Theodore M. Solso	53,824	(14)	*
Common	Stuart A. Taylor II	84,621	(15)	*
Common	Erik H. van der Kaay	38,377	(16)	*
Common	David A. Westerlund	487,738	(17)	*
Common	All of the above and present executive officers as a group (19)	4,543,050	(18)	4.4

(1)
Full voting and dispositive investment power, unless otherwise noted.

(2)
* Indicates less than 1 percent ownership.

(3)
Includes 1,000 shares owned by Mr. Dean's wife, as to which he disclaims beneficial ownership, and 8,000 shares that he may acquire during the next 60 days upon the exercise of stock options. Also includes 355 stock units equivalent to 355 shares that have been deferred pursuant to the Ball Corporation Deferred Compensation Company Stock Plans with no voting rights or dispositive investment power.

(4)
Includes 5,000 shares that Mr. Fiedler may acquire during the next 60 days upon exercise of stock options. Also includes 21,594 shares of restricted stock without voting rights. Voting rights attach to the shares as the restrictions lapse.

(5)
Includes 72,750 shares that Mr. Friedery may acquire during the next 60 days upon the exercise of stock options. Also includes 77,269 stock units equivalent to 77,269 shares that have been deferred pursuant to the Ball Corporation Deferred Compensation Company Stock Plans with no voting rights or dispositive investment power, and 10,000 restricted stock units with no voting rights or dispositive investment power. In addition, 35,000 shares have been pledged.

(6)
Includes 51,234 shares that Mr. Hayes may acquire during the next 60 days upon the exercise of stock options. Also includes 47,999 stock units equivalent to 47,999 shares that have been deferred pursuant to the Ball Corporation Deferred Compensation Company Stock Plans with no voting rights or dispositive investment power, and 10,000 restricted stock units with no voting rights or dispositive investment power. In addition, 54,000 shares have been pledged.

(7)
Includes 280,236 shares held in trust for Mr. Hoover's wife, as to which he disclaims beneficial ownership, and 718,761 shares that he may acquire during the next 60 days upon the exercise of stock options. Also includes 359,562 stock units equivalent to 359,562 shares that have been deferred pursuant to the Ball Corporation Deferred Compensation Company Stock Plans with no voting rights or dispositive investment power, and 30,000 restricted stock units with no voting rights or dispositive investment power. In addition, 175,000 shares have been pledged.

(8)
Includes 32,000 shares that Mr. Lehman may acquire during the next 60 days upon the exercise of stock options. Also includes 14,575 stock units equivalent to 14,575 shares that have been deferred pursuant to the Ball Corporation Deferred Compensation Company Stock Plans with no voting rights or dispositive investment power.

(9)
Includes 976 stock units equivalent to 976 shares that have been deferred pursuant to the Ball Corporation Deferred Compensation Company Stock Plans with no voting rights or dispositive investment power.

(10)
Includes 44,000 shares that Ms. Nicholson may acquire during the next 60 days upon the exercise of stock options. Also includes 14,572 stock units equivalent to 14,572 shares that have been deferred pursuant to the Ball Corporation Deferred Compensation Company Stock Plans with no voting rights or dispositive investment power.

(11)
Includes 6,540 shares owned by Mr. Seabrook's children, as to which he disclaims beneficial ownership, and 203,658 shares that he may acquire during the next 60 days upon the exercise of stock options. Also includes 107,446 stock units equivalent to 107,446 shares that have been deferred pursuant to the Ball Corporation Deferred Compensation Company Stock Plans with no voting rights or dispositive investment power, and 10,000 restricted stock units with no voting rights or dispositive investment power.

(12)
Includes 39,200 shares owned by Mr. Sissel's wife, as to which he disclaims beneficial ownership, and 38,000 shares that he may acquire during the next 60 days upon the exercise of stock options. Also includes 5,695 stock units equivalent to 5,695 shares that have been deferred pursuant to the Ball Corporation Deferred Compensation Company Stock Plans with no voting rights or dispositive investment power.

(13)
Includes 4,000 shares owned by Mr. Smart's wife, as to which he disclaims beneficial ownership.

(14)
Includes 8,000 shares that Mr. Solso may acquire during the next 60 days upon the exercise of stock options. Also includes 1,401 stock units equivalent to 1,401 shares that have been deferred pursuant to the Ball Corporation Deferred Compensation Company Stock Plans with no voting rights or dispositive investment power.

(15)
Includes 30,250 shares that Mr. Taylor may acquire during the next 60 days upon the exercise of stock options. Also includes 14,032 stock units equivalent to 14,032 shares that have been deferred pursuant to the Ball Corporation Deferred Compensation Company Stock Plans with no voting rights or dispositive investment power.

(16)
Includes 744 stock units equivalent to 744 shares that have been deferred pursuant to the Ball Corporation Deferred Compensation Company Stock Plans with no voting rights or dispositive investment power.

(17)
Includes 60,500 shares owned by Mr. Westerlund's wife, as to which he disclaims beneficial ownership, and 204,250 shares that he may acquire during the next 60 days upon the exercise of stock options. Also includes 114,477 stock units equivalent to 114,477 shares that have been deferred pursuant to the Ball Corporation Deferred Compensation Company Stock Plans with no voting rights or dispositive investment power, and 10,000 restricted stock units with no voting rights or dispositive investment power. In addition, 41,152 shares have been pledged.

(18)
Includes 416,378 shares to which beneficial ownership is disclaimed, and 1,579,058 shares that may be acquired during the next 60 days upon the exercise of stock options. Also includes 835,959 stock units equivalent to 835,959 shares that have been deferred pursuant to the Ball Corporation Deferred Compensation Company Stock Plans with no voting rights or dispositive investment power, and 84,000 restricted stock units with no voting rights or dispositive investment power. In addition, 338,467 shares have been pledged.

VOTING ITEM I—ELECTION OF DIRECTORS

        In 1985 the shareholders adopted the Amended Articles of Incorporation of Ball Corporation, dividing the Board of Directors (the "Board") into three classes, as nearly equal in number as possible, with directors serving staggered three-year terms. On April 25, 2007, four persons are to be elected to serve as directors until 2010. Unless otherwise instructed on the proxy card, the persons named in the accompanying proxy intend to vote for nominees Hanno C. Fiedler, John F. Lehman, Georgia R. Nelson and Erik H. van der Kaay to hold office as directors of the Corporation until the 2010 Annual Meeting of Shareholders, or, in each case, until his or her respective successor is elected and qualified. All nominees have consented to be named as candidates in the Proxy Statement and have agreed to serve if elected. If, for any reason, any of the nominees becomes unavailable for election, the shares represented by proxies will be voted for any substitute nominee or nominees designated by the Board. The Board has no reason to believe that any of the nominees will be unable to serve.

        In accordance with the Indiana Business Corporation Law, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Abstentions and broker nonvotes are considered neither votes "for" nor "against." Proxies may not be voted for a greater number of persons than the four named nominees.

        Set forth for each director nominee in Class I and for each continuing director in Classes II and III are the director's principal occupation and employment during the past five years or, if longer, the period during which the director has served as a director, and certain other information.

DIRECTOR NOMINEES AND CONTINUING DIRECTORS

To Be Elected for a Term of Three Years Until the 2010 Annual Meeting (Class I)
Hanno C. Fiedler
Executive Vice President, Ball Corporation, and Chairman and Chief Executive Officer, Ball Packaging Europe, December 2002 to December 2005; Chairman and Chief Executive Officer, Schmalbach-Lubeca AG, 1996 to 2002. Age 61.
Director since 2002. Member, Finance Committee.

Mr. Fiedler serves on the Supervisory Boards of Thyssen Krupp Steel AG, Duisburg, Germany; Pfleiderer AG of Neumarkt, Germany; and Howaldtswerke-Deutsche Werft AG, Kiel, Germany.
John F. Lehman
	Chairman, J. F. Lehman & Company, New York, New York, since 1990; Chairman of the Board, OAO Technology Solutions, Inc., Greenbelt, Maryland, since 2001; Chairman of the Board, Sperry Marine Inc., Charlottesville, Virginia, 1993 to 1996; Managing Director, Investment Banking Division, PaineWebber Inc., New York, New York, 1988 to 1990; Secretary of the Navy, Washington, D.C., 1981 to 1987. Age 64.	Director since 1987. Member, Finance and Nominating/Corporate Governance Committees. Mr. Lehman is a director of EnerSys, Reading, Pennsylvania.
Georgia R. Nelson
President and Chief Executive Officer, PTI Resources, LLC, Chicago, Illinois, since June 2005; President, Midwest Generation EME, LLC, Chicago, Illinois, April 1999 to June 2005; General Manager, Edison Mission Energy Americas, Irvine, California, January 2002 to June 2005. Age 57.
Director since 2006. Member, Human Resources and Nominating/Corporate Governance Committees.

Ms. Nelson is a director of Cummins, Inc., Columbus, Indiana; Nicor Inc., Naperville, Illinois, and Tower Automotive, Inc., Novi, Michigan.
Erik H. van der Kaay
Chairman of the Board, Symmetricom, Inc., October 2002 to October 2003; President, Chief Executive Officer, and Chairman of the Board, Datum, Inc., Irvine, California, April 1998 to October 2002 upon Symmetricom's acquisition of Datum. Age 66.
Director since 2004. Member, Audit and Finance Committees.

Mr. van der Kaay is a director of Comarco, Inc., Irvine, California; RF Micro Devices, Greensboro, North Carolina; and TranSwitch Corporation, Shelton, Connecticut.
The Board of Directors recommends that shareholders vote "FOR" the election of each nominee for Director named above.

To Continue in Office Until the 2008 Annual Meeting (Class II)
George M. Smart	President, Sonoco-Phoenix Inc., Canton, Ohio, a subsidiary of Sonoco Products Company, 2001 to 2004. Age 61.	Director since 2005, Member; Human Resources and Audit Committees. Mr. Smart is a director of FirstEnergy Corp., Akron, Ohio.
Theodore M. Solso	Chairman and Chief Executive Officer, Cummins, Inc., Columbus, Indiana, since January 2000. Age 60.	Director since 2003. Member, Audit and Human Resources Committees. Mr. Solso is a director of Ashland Inc., Covington, Kentucky.
Stuart A. Taylor II	Chief Executive Officer, The Taylor Group L.L.C., Chicago, Illinois, since June 2001; Senior Managing Director, Bear, Stearns & Co. Inc., Chicago, Illinois, 1999 to 2001. Age 46.	Director since 1999.(1)

(1) Mr. Taylor has recused himself from Board participation since October 27, 2006, and resigned his Committee assignments at that time because of a potential business transaction that could involve a subsidiary of the Corporation.

To Continue in Office Until the 2009 Annual Meeting (Class III)
Howard M. Dean	Chairman of the Board, Dean Foods Company, 1989 to April 2002; Chairman and Chief Executive Officer, 1989 to 2001; President and Chief Operating Officer, 1971 to 1989. Age 69.	Director since 1984. Member, Human Resources and Nominating/Corporate Governance Committees. Mr. Dean is a director of YRC Worldwide Inc., Overland Park, Kansas.
R. David Hoover
Chairman, President and Chief Executive Officer, Ball Corporation, since April 2002; President and Chief Executive Officer, January 2001 to April 2002; Vice Chairman, President and Chief Operating Officer, April 2000 to January 2001; Vice Chairman, President and Chief Financial Officer, January 2000 to April 2000; Vice Chairman and CFO, 1998 to 2000; Executive Vice President and CFO, 1997 to 1998; Executive Vice President, CFO and Treasurer, 1996 to 1997. Age 61.
Director since 1996.

Mr. Hoover is a director of Energizer Holdings, Inc., St. Louis, Missouri, Irwin Financial Corporation, Columbus, Indiana, and Qwest Communications International, Inc., Denver, Colorado.
Jan Nicholson
	President, The Grable Foundation, Pittsburgh, Pennsylvania, since 1990; Managing Director, Strategic Risk Assessment, MBIA Insurance Corporation, Armonk, New York, 1998 to 2000; Managing Director, Research and Development, Capital Markets Assurance Corporation (CapMAC), New York, New York, 1994 to 1998. Age 61.	Director since 1994. Member, Audit and Finance Committees. Ms. Nicholson is a director of Radian Group Inc., Philadelphia, Pennsylvania.

GOVERNANCE OF THE CORPORATION

Corporate Governance Guidelines

        The Board has established Corporate Governance Guidelines to comply with the relevant provisions of Section 303A of the New York Stock Exchange ("NYSE") Listed Company Manual (the "NYSE Listing Standards"). The Corporate Governance Guidelines are set forth on the Corporation's website at www.ball.com, under the section "Investors," under the subsection "Financial Information" and under the link, "Corporate Governance." A copy may also be obtained upon request from the Corporation's Corporate Secretary.

Policies on Business Ethics and Conduct

        Ball established a Corporate Compliance Committee in 1993 chaired by a designated Compliance Officer. The Committee publishes a code of business ethics, which is in the form of the Business Ethics booklet. The Board has adopted a separate additional business ethics statement referred to as the Ball Corporation Executive Officers and Directors Business Ethics Statement ("Executive Officers and Directors Ethics Statement") designed to establish principles requiring the highest level of ethical behavior toward achieving business success within the requirements of the law and the Corporation's policies and ethical standards. The Business Ethics booklet is set forth on the Corporation's website at www.ball.com, under the section "Investors," under the subsection "Financial Information" and under the link, "Corporate Governance." The Executive Officers and Directors Ethics Statement is set forth on the Corporation's website at www.ball.com under the tab "Investors", under the section "Financial Information", under the link "Corporate Governance" and click on "Conduct". A copy may also be obtained upon request from the Corporation's Corporate Secretary.

Communications With Directors

        The Corporation has established means for shareholders or others to send communications to the Board. Persons interested in communicating with the Board, its individual directors or its Committees may send communications in writing via the Corporate Secretary or the Chairman of the Board. The communication should be sent in care of the Corporate Secretary, Ball Corporation, by mail to P.O. Box 5000, Broomfield, Colorado 80038-5000 or facsimile transmission to 303-460-2127.

        In accordance with the NYSE and SEC requirements, the Corporation has established additional means for interested parties to send communications to the Board and selected Committees which are described on the Corporation's website at www.ball.com, under the section "Investors," under the subsection "Financial Information" and under the link, "Corporate Governance."

        Shareholder proposals for inclusion in the Corporation's proxy materials will continue to be handled and must be communicated as disclosed in this Proxy Statement on page 38.

Meetings of Nonmanagement Directors

        The Board meets regularly and not less than four times per year. Nonmanagement directors meet regularly, usually in conjunction with a regular Board meeting. Independent directors meet at least annually. Stuart A. Taylor II served as Presiding Director for all meetings of nonmanagement and independent directors held in 2006.

Director Independence Standards

        Pursuant to the NYSE Listing Standards, the Board has adopted a policy adhering to the director independence requirements of the NYSE in determining the independence of directors. These standards are described on the Corporation's website at www.ball.com, under the section "Investors," under the subsection "Financial Information" and under the link, "Corporate Governance."

        The Board has determined that a majority of the Board is independent, and the Board has determined that based upon the NYSE independence standards, each of the members of the Board is independent with the exception of Messrs. Fiedler and Hoover.

CERTAIN COMMITTEES OF THE BOARD

        The standing committees of the Board are the Audit, Nominating/Corporate Governance, Human Resources and Finance. Copies of the Corporate Committee charters may be obtained upon request from the Corporation's Corporate Secretary.

Audit Committee:

        The primary purpose of the Audit Committee is to assist the Board in fulfilling its responsibilities to oversee management's conduct and the integrity of the Corporation's public financial reporting process including the overview of the accounting policies and the system of internal accounting controls over financial reporting, disclosure controls and procedures and the performance of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Corporation (the Corporation's "independent auditor") and the internal audit department. The Audit Committee is responsible for engaging and evaluating the Corporation's independent auditor, including the independent auditor's qualifications and independence; resolving any differences between management and the independent auditor regarding financial reporting; preapproving all audit and non-audit services provided by the independent auditor; and establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters.

        Members of the Audit Committee are Ms. Nicholson and Messrs. Sissel, Smart, Solso and van der Kaay. The Board has determined that each member of the Audit Committee is independent and financially literate, and the Board identifies Ms. Nicholson, among others, as having accounting or financial management expertise and as an Audit Committee financial expert under the NYSE Listing Standards and the SEC regulations. The Audit Committee met five times during 2006.

        The Report of the Audit Committee is set forth on page 38. The Committee has considered the non-audit services provided during 2006 and 2005 by the independent auditor as disclosed below and determined the services were compatible with maintaining the auditor's independence. The Committee believes the fees paid to the independent auditor in respect of those services were appropriate, necessary and cost efficient in the management of the business of the Corporation and are compatible with maintaining the auditor's independence. The fees billed by PricewaterhouseCoopers LLP for services rendered during 2006 and 2005 are as follows:

Audit Fees

        The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of the Corporation's annual consolidated financial statements included in the Annual Report on Form 10-K, quarterly reviews of the Corporation's consolidated financial statements included in the quarterly reports on Form 10-Q, the independent auditor's attestation report under the Sarbanes-Oxley Act of 2002 and accounting consultations directly related to the audit were $5,174,000 and $4,612,000 for 2006 and 2005, respectively. The aggregate fees billed for services rendered for statutory audits required by foreign countries for the Corporation's foreign investments were $1,584,000 and $1,852,000 for 2006 and 2005, respectively.

Audit-Related Fees

        Fees for audits of the Corporation's benefit plans were $19,000 and $17,000 for each of 2006 and 2005. Other fees for audit-related services for various consultations on audit related matters and general consultations concerning the Sarbanes-Oxley Act of 2002 were $25,000 and $94,000 for 2006 and 2005, respectively.

Tax Fees

        The aggregate fees billed for tax compliance, including tax compliance matters related to tax audits and return preparation fees were $1,091,000 and $1,025,000 for 2006 and 2005, respectively. The aggregate fees for tax consultations were $394,000 and $462,000 for 2006 and 2005, respectively.

All Other Fees

        Fees of $22,000 and $113,000 were billed for 2006 and 2005, respectively, for other non-prohibited services including fees for access to PricewaterhouseCoopers LLP online accounting research software and other training and accounting advice for the Corporation's foreign investments.

        The Audit Committee's Charter requires management to submit for preapproval all audit, audit-related and non-audit-related services to be performed by the independent auditor. Management and the independent auditor submit a report of fees for review and preapproval by the Committee on a quarterly basis. The Audit Committee requires management and the independent auditor to submit a report at least annually regarding audit, audit-related, tax and all other fees paid by the Corporation to the independent auditor for services rendered in the immediately preceding two fiscal years. The Committee considers whether the fees for non-audit and audit-related services are compatible with maintaining the auditor's independence and requires management and the independent auditor to confirm this as well. The Audit Committee preapproved 100 percent of all of the above-referenced fees paid in 2006 and 2005 for services that were provided by PricewaterhouseCoopers LLP.

        The percentage of hours expended by persons other than the independent auditor's full-time, regular employees on the independent auditor's engagement to audit the Corporation's financial statements was less than 10 percent.

        A copy of the Audit Committee Charter is set forth on the Corporation's website at www.ball.com, under the section "Investors," under the subsection "Financial Information" and under the link, "Corporate Governance."

Nominating/Corporate Governance Committee:

        The Nominating/Corporate Governance Committee is responsible for assisting the Board in fulfilling its responsibility to identify qualified individuals to become Board members; recommending to the Board the selection of Board nominees for the next annual meeting of shareholders; addressing the independence and effectiveness of the Board by advising and making recommendations on matters involving the organization and operation of the Board, Corporate Governance Guidelines and directorship practices; and overseeing the evaluation of the Board and its Committees. The Nominating/Corporate Governance Committee utilizes the standards set forth below for considering director nominees.

        Members of the Nominating/Corporate Governance Committee are Messrs. Dean and Lehman and Ms. Nelson. The Board has determined that the members of the Committee are independent under the NYSE Listing Standards. The Nominating/Corporate Governance Committee met four times during 2006.

        The Board has established a process whereby nominees for the Board may be submitted by members of the Board, the Chief Executive Officer, shareholders and any other persons. The Committee considers these recommended candidates in light of criteria set forth below.

        The Committee will seek candidates who meet at a minimum the following criteria: (1) candidates who have sufficient time to attend or otherwise be present at Board, relevant Board Committee and Shareholders' meetings; (2) candidates who will subscribe to Ball Corporation's Corporate Governance Guidelines and the Executive Officers and Directors Ethics Statement; (3) candidates who demonstrate credentials and experience in a broad range of corporate matters; (4) candidates who have experience and are focused on a broad range of corporate performance standards typical of publicly traded companies headquartered in the United States ("U.S."); (5) candidates who will subscribe to the finalized strategic and operating plans of the Corporation as approved by the Board from time to time; (6) candidates who are not affiliated with special interest groups that represent major causes or constituents; and (7) candidates who meet the criteria, if any, for being a director of the Corporation as set forth in the Indiana Business Corporation Law, the Articles of Incorporation and Bylaws of the Corporation.

        The Committee will apply the principles of diversity in consideration of candidates. The Committee may utilize and pay third party consultants to identify and screen candidates on a confidential basis for service on the Board. The Committee will also determine candidates' qualifications in light of the standards set by the Committee and by evaluating the qualifications of all candidates in an attempt to select the most qualified nominees suited to serve as a director while attempting to ensure that a majority of the Board is independent and, where needed, to meet the NYSE and SEC requirements for financial literacy, accounting or financial management expertise or audit committee financial expert status.

        The Nominating/Corporate Governance Committee will consider candidates recommended by shareholders. Any such recommendation should be in writing and addressed to the Chair, Nominating/Corporate Governance Committee, in care of the Corporate Secretary, Ball Corporation, by mail to P.O. Box 5000, Broomfield, Colorado 80038-5000.

        The Committee received no recommendations for candidates as nominees for the Board from a security holder or group of security holders that beneficially owned more than 5 percent of the Corporation's voting common stock for at least one year as of the date of the recommendation.

        A copy of the Nominating/Corporate Governance Committee Charter is set forth on the Corporation's website at www.ball.com, under the section "Investors," under the subsection "Financial Information" and under the link, "Corporate Governance."

Human Resources Committee:

        The primary purpose of the Human Resources Committee is to assist the Board in fulfilling its responsibilities related to the evaluation and compensation of the Chief Executive Officer and overseeing the compensation of the other executive officers of the Corporation; reviewing and approving the schedule of salary ranges and grades for the salaried employees of the Corporation; approving the Corporation's stock and cash incentive compensation programs, including awards to executive officers and the number of shares to be optioned and/or granted from time to time to employees of the Corporation; approving and receiving reports on major benefit plans, plan changes and determinations and discontinuations of benefit plans; discussing the performance evaluation systems and succession planning system of the Corporation, including discussions with the Chairman of the Board and Chief Executive Officer about the succession plan for the Chairman of the Board and Chief Executive Officer; hiring experts including executive compensation consultants as deemed appropriate to advise the Committee; and authorizing the filing of required reports with federal, state and local governmental agencies.

        Members of the Human Resources Committee are Messrs. Dean, Smart and Solso and Ms. Nelson. The Board has determined that the members of the Committee are independent under the NYSE Listing Standards. The Human Resources Committee met five times during 2006. The Human Resources Committee Charter is set forth on the Corporation's website at www.ball.com, under the section "Investors," under the subsection "Financial Information" and under the link, "Corporate Governance."

Finance Committee:

        The Finance Committee assists the Board in fulfilling its responsibility to oversee management in the financing and risk management of the Corporation, the status of the Corporation's retirement plans and insurance policies and the Corporation's policies relating to interest rates, commodity hedging and currency hedging. The Committee may hire experts as deemed appropriate to advise the Committee in the performance of its duties. The Committee reports to the Board concerning the financing of the Corporation and the performance of the Committee.

        The members of the Finance Committee are Messrs. Fiedler, Lehman, Sissel and van der Kaay and Ms. Nicholson. The Committee met four times during 2006. A copy of the Finance Committee Charter is set forth on the Corporation's website at www.ball.com, under the section "Investors," under the subsection "Financial Information" and under the link, "Corporate Governance."

BOARD MEETINGS AND ANNUAL MEETING

        The members of the Board are expected to attend all meetings of the Board, relevant Committee meetings and the Annual Meeting of Shareholders. The Board held seven meetings during 2006. Every director attended 75 percent or more of the aggregate of the total number of meetings of the Board and the total number of meetings held by all Committees of the Board on which the director served. Ten directors attended the 2006 Annual Meeting.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

        Ball Corporation has adopted a policy with respect to transactions with related persons requiring its executive officers and directors to comply with all SEC and NYSE requirements concerning transactions between the Corporation and "related persons," as defined in the applicable SEC and NYSE rules. To facilitate compliance with such policy, the Board adopted procedures for the review, approval or ratification of any transaction required to be reported under the applicable rules. The policy provides that each executive officer and director will promptly report to the Chairman of the Board any transaction with the Corporation undertaken or contemplated by such officer or director, by any beneficial owner of 5 percent or more of the Corporation's voting securities or by any immediate family member. The Chairman of the Board will refer the transaction to the General Counsel for review and recommendations. Upon receipt of such review and recommendations, the matter will be brought before the Nominating/Corporate Governance Committee to consider whether the transaction in question should be approved, ratified, suspended, revoked or terminated. This policy for transactions with related persons is in writing and is part of the Ball Corporation Executive Officers and Board of Directors Ethics Statement. The written form of the policy can be found on the Corporation's website as indicated above in the section "Policies on Business Ethics and Conduct."

EXECUTIVE COMPENSATION

REPORT OF THE HUMAN RESOURCES COMMITTEE OF THE BOARD OF DIRECTORS

        The Human Resources Committee of the Board of Directors (the "Committee") has reviewed this Compensation Discussion and Analysis and discussed its contents with members of the Corporation's management. Based on this review and discussion, the Committee has recommended that the Compensation Discussion and Analysis (the "CD&A") be incorporated by reference in the Corporation's Annual Report on Form 10-K and in this Proxy Statement.

    Howard M. Dean
    Georgia R. Nelson
    George M. Smart
    Theodore M. Solso

COMPENSATION DISCUSSION AND ANALYSIS

        The Committee oversees the administration of the executive compensation program and determines the compensation of the executive officers of the Corporation. The Committee is comprised solely of nonemployee directors, all of whom meet the independence requirements of the NYSE.

        To assist the Committee in discharging its responsibilities, the Committee has retained Towers Perrin, an independent consultant (the "Consultant"). The Consultant is engaged by and reports directly to the Committee. Specifically, the Consultant's role is to work with the Committee through management to develop recommendations related to all aspects of executive rewards. Further detail regarding the Consultant's advisory role in setting pay levels is discussed throughout the CD&A.

        In its deliberations, the Committee meets with the Chief Executive Officer ("CEO") and other members of senior management, as appropriate, to discuss the application of the competitive benchmarking (pay and performance) relative to the unique structure and needs of the Corporation.

Compensation Objectives and Philosophy

        The primary objective of the Corporation's executive compensation program is to support the achievement of the Corporation's business and performance objectives. The program is mainly designed to:

  •
  Attract, motivate and retain a highly capable and performance-focused executive team;

  •
  Promote a culture of employee owners whose financial interests are aligned with those of the Corporation's shareholders;

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  Pay for performance such that relative total compensation reflects the individual performance of executives and the absolute and relative performance of Ball; and

  •
  Efficiently manage the potential dilution, cash flow, tax and reported earnings implications of executive compensation, consistent with the other objectives of the program.

        Ball's executive compensation philosophy emphasizes share ownership among executives, aligns executive incentives with shareholder interests and rewards performance that enhances total shareholder returns. In support of Ball's emphasis on significant ownership by key executives, Ball delivers long-term incentive opportunities that encourage ownership. Specifically, Ball grants stock settled stock appreciation rights ("SARs"), incentive stock options ("ISOs"), nonqualified stock options ("NQOs") and/or restricted stock/restricted stock units, in addition to long-term performance cash incentives.

        Consistent with its ownership philosophy, Ball has established guidelines that all executive officers retain minimum ownership levels of the Corporation's common stock. As of December 31, 2006, all executive officers including the CEO, Chief Financial Officer ("CFO") and other proxy named executive officers ("NEOs") have met their ownership guidelines. The 2006 stock ownership guidelines (minimum requirements) were as follows:

Executive	Ownership Multiple (of base salary)
CEO	5 times
CFO, EVPs and SVPs	3 times
Other Senior Officers	1 to 2 times

        With the Corporation's successes and share price appreciation, some executives and/or directors may desire to lock in a portion of that success, thereby managing a portion of the economic risk associated with concentrated holdings of Ball common stock. The Corporation has evaluated the potential approaches that executives and directors can use. As a result of this review, the Corporation permits executives to use present diversification programs and prepaid variable forward contracts as allowed under SEC Rule 10b5-1. Put and call options and other hedging transactions involving Corporation stock (including selling the stock "short") are not permitted.

        In addition to promoting prudent share ownership, Ball's executive compensation objectives and philosophy focus on rewarding performance. This means that shareholder returns along with corporate, operating unit and individual performance, both short-term and long-term, determine the largest portion of executive pay. Generally, at targeted performance, between 75 percent and 80 percent of the executive officers' pay is performance based.

Process for Determining Executive Compensation

        When setting executive compensation, the Corporation applies a consistent approach for all executive officers. It intends that the combination of elements of executive compensation closely aligns the executives' interest with those of the shareholders. Target total compensation is comprised of base salary, annual economic value added incentive compensation, long-term incentive compensation in the form of both cash and equity, and benefits. As a general rule, the Committee reviews and adjusts executive target total compensation levels annually in October; however, equity grants are generally made in April.

        Ball begins the annual process by reviewing its executives' target total compensation in relation to the 50th percentile of comparably sized companies based on general industry data. The Corporation also takes into account as an additional reference point competitive compensation data from a selected group of peer companies consisting of leading container and packaging, distiller and brewer, food, household durable and nondurable goods companies (the "Peer Group"). Companies contained in Ball's Peer Group used in 2006 include: Anheuser-Busch Companies, Inc.; Campbell Soup Company; The Clorox Company; Colgate—Palmolive Company; Crown Holdings, Inc.; Fortune Brands, Inc.; H.J. Heinz Company; The Hershey Company; Jarden Corporation; Kellogg Company; Molson Coors Brewing Company; Smurfit-Stone Container Company; Sonoco Products Company; and Wm. Wrigley Jr. Company. This general industry and Peer Group data is gathered by the Consultant and presented to the Corporation in reports that provide an assessment and comparative analysis of executive officer compensation to this competitive market compensation. The Consultant works in collaboration with Ball's compensation department when preparing such reports.

        This information gathered by the Consultant is used to create tally sheets for each executive. The tally sheets, which are created by the Consultant, are used by the Committee when setting target total compensation for the CEO and other executive officers. Tally sheets outline each executive's annual target and actual pay as well as total accumulated pay under various performance and employment scenarios, and corporate performance, both recent and projected. Additionally, the Committee exercises appropriate business judgment in the standard approaches to the facts and circumstances associated with the CEO and other executive officers when determining target total compensation.

        The CEO's target total compensation package is set by the Committee during executive session, which is also attended by the Consultant, based on the Committee's review of the competitive information prepared by the Consultant and the Committee's assessment of the CEO's individual performance and the financial and operating performance of Ball.

        A recommendation for the target total compensation of the Corporation's other executive officers, including the CFO and other NEOs, is made by the CEO after reviewing the executive's and the Corporation's performance in conjunction with the executive's responsibility and experience when compared to the competitive information prepared by the Consultant. The compensation package for the other executive officers, including the CFO and the other NEOs, is established by the Committee based on the recommendation of the CEO to the Committee and in consideration of the executive officer's individual responsibility and experience and overall performance.

        Generally, the amount of compensation realized or potentially realizable does not directly impact the level at which future pay opportunities are set. However, Ball does review when granting equity awards both individual performance and the number of outstanding and previously granted equity awards.

        Although the Corporation and the Committee establish total compensation based on target performance, actual total compensation can vary based on the Corporation's actual performance. A large proportion of the total compensation is variable based on performance, which constitutes pay at risk. The CEO of Ball is eligible to participate in the same executive programs as the CFO and the other NEOs; however, a larger proportion of his total compensation is at risk. In 2006, 80 percent of the CEO's total target compensation was at risk and approximately 75 percent was at risk for the CFO and the other NEOs.

Accounting and Tax Considerations

        When establishing pay elements or associated programs, the Committee reviews projections of the estimated pro forma expense and tax impact of all material elements of the executive compensation program. Generally, an accounting expense is accrued over the requisite service period of the particular pay element, which in many cases is equal to the performance period, and the Corporation realizes a tax deduction upon payment to and/or realization by the executive.

        Section 162(m) of the Internal Revenue Code of 1986 (the "Code") generally provides that publicly-held corporations may not deduct in any one taxable year certain compensation in excess of $1 million paid to the CEO and the next four most highly compensated executive officers. To the extent that any cash compensation for any NEO, otherwise deductible for a particular tax year, would not be deductible in that year because of the limitations of Section 162(m) of the Code, the Committee has mandated that such compensation will be deferred until retirement; however, the Committee, in its sole discretion, may approve payment of nondeductible compensation from time to time if it deems circumstances warrant it.

        Beginning January 1, 2006, the Corporation began accounting for stock-based payments including current and prior year stock options, SARs, restricted stock and restricted stock units in accordance with the requirements of Financial Accounting Standard 123R ("FAS 123R").

        In December 2005, the Committee approved two new deferred compensation plans that incorporate rules applicable to nonqualified deferred compensation as provided by Code Section 409A proposed regulations. The Corporation has administered its nonqualified deferred compensation plans in good faith compliance with the proposed Code Section 409A regulations.

        Code Section 280G considerations related to tax reimbursements made to executives for taxes on amounts paid in the event of termination following a change-in-control are discussed in the narrative to the Other Potential Post-Termination Employment Benefits table.

Elements of Ball's Executive Compensation Program

        The overall executive compensation program at Ball Corporation is designed to be consistent with the compensation objectives described above. The primary elements of the Corporation's 2006 executive officer compensation package are outlined in the following table. The purpose of each element is also provided to demonstrate how each fits with the overall compensation objectives, specifically, share ownership and pay for performance.

Element	Purpose

Base Salary	Fixed element of pay based on an individual's primary duties and responsibilities.
Annual Incentive	Performance-based plan designed to reward achievement of specified annual corporate and/or profit center financial goals pursuant to economic value added principles.
Acquisition-Related Special Incentive Plan	Performance-based plan designed to reward selected executives who can potentially contribute materially to the successful integration of newly acquired businesses.
Long-Term Cash Incentive Plan	Performance-based plan designed to reward key executives who can potentially contribute materially to the long-term financial and operating success of the Corporation.
Stock Options and Stock-Settled Stock Appreciation Rights	Performance-based long-term element designed to promote share ownership and reward participants if the value of Ball's common stock increases.
Deposit Shares	Plan designed to increase stock ownership by key executives and provide long-term incentive.
Restricted Stock/Restricted Stock Units	Performance-based long-term incentive element which is also designed to enhance share ownership by key executives and provide an executive retention incentive.
Benefits	Support basic life and retirement income security needs.
Supplemental Executive Retirement Plan	Provides benefits according to the retirement plan's description where amounts are limited by IRS provisions.

        Other noncash compensation is provided to Ball's executives through perquisites and/or other personal benefits such as financial planning assistance, company contributions to defined contributions plans and deferred compensation, and company insurance premiums; however, such noncash compensation is generally nominal in value ranging from 2 percent to 4 percent of target total cash compensation.

Specifics Related to the 2006 Executive Compensation Elements

        In 2006, Ball's target total compensation for the CEO, CFO and the other NEOs approximated, on average, the competitive market median and was appropriate for the Corporation considering general industry and Peer Group data, executive-specific factors such as individual performance and executive responsibility as well as internal equity. About 55 percent to 60 percent of the CEO, CFO and the other NEOs' annual target compensation (base salary, target annual incentives and target long-term incentives comprised of a target cash value and grant date fair value of equity awards) was intended to be long-term (i.e., payable over time periods longer than one year). This emphasis on longer-term compensation, through equity and performance-based long-term awards, ensures a strong continued alignment with Ball's key executive ownership and shareholder value creation objectives. Specifics related to each executive compensation element are provided in the following sections.

Base Salary

        This element represents the base fixed cash compensation paid to compensate an executive for services rendered during the fiscal year. The level of base salary takes into account job responsibilities, experience level and market competitiveness. Base salaries are generally reviewed annually in October with any changes becoming effective on January 1 of the next year. Annual adjustments are based on individual performance, performance of the area of responsibility, the Corporation's performance, competitiveness versus the external market and internal merit increase budgets.

Annual Incentives

        This element is a short-term annual cash incentive designed to produce sustained shareholder value improvement by establishing a direct link between economic value added and incentive compensation. Economic value added is computed by subtracting a charge for the use of invested capital from net operating profit, after tax. The Corporation's and/or operating unit's economic value added financial performance determines the amount, if any, of awards earned under the Annual Incentive Compensation Plan. Such awards are based on actual economic value added performance relative to the established economic value added target. For any one year, the economic value added target is equal to the sum of the prior year's target economic value added and one-half the amount of the prior year's economic value added gain or shortfall relative to target (actual economic value added less target economic value added). Improvement in economic value added occurs when the amount of net operating profit after tax less a charge for capital employed in the business increases over time. It establishes a direct link between incentive compensation and return earned on capital relative to a specified target return. For a given year, a payout at 100 percent of target annual incentive compensation is achieved when actual economic value added is equal to the target economic value added. The awards earned for 2006 under the Annual Incentive Compensation Plan were below target and, accordingly, the target for 2007 will be reduced by one-half of the shortfall. Economic value added was selected as the measure for Ball's Annual Incentive Compensation Plan because it has been demonstrated to correlate management's incentive with total shareholder return.

        This short-term incentive opportunity is established each year as a percentage of an executive's annual base salary and is targeted at approximately the 50th percentile of the competitive market with the opportunity to earn more for superior performance or less for below-target performance. Actual annual incentive payments each year can range from 0 percent to 200 percent of the target opportunity based on corporate performance and/or the performance of the operating unit over which the executive has responsibility. Any amounts over 200 percent of target are banked, remain at risk and may be paid in subsequent years based on corporate and/or operating unit performance.

        Certain key executives including the CEO, CFO and the other NEOs may elect to defer the payment of all or a portion of their annual incentive compensation into the 2005 Deferred Compensation Plan and/or the 2005 Deferred Compensation Company Stock Plan. The executive becomes a general unsecured creditor of the Corporation with respect to amounts deferred. Amounts deferred to the 2005 Deferred Compensation Plan or its successor are notionally "invested" among various investment funds available under the applicable Plan. A participant's amounts are not actually invested in the investment funds for their account, but the return on the participant's account is determined as if the amounts were invested in those funds. Amounts deferred into the 2005 Deferred Compensation Company Stock Plan receive a 20 percent Corporation match with a maximum match of $20,000 per year. Amounts deferred into this Plan will be represented in the participant's account as stock units, with each unit having a value equivalent to one share of Ball Corporation common stock. The Committee has determined that starting in 2007 participants may reallocate a prescribed number of units to other notional investment funds, comparable to those described above, subject to specified time constraints.

        Annual incentives to the CEO, CFO and the other NEOs are paid consistent with the terms of the Ball Corporation Stock and Cash Incentive Plan and the Ball Corporation Annual Incentive Compensation Plan, which are administered by the Committee. The Plans are intended to meet the deductibility requirements of Section 162(m) of the Code as performance-based pay, resulting in amounts paid being tax deductible to the Corporation.

Long-Term Incentives

        This element of compensation for key executives is designed to provide ownership and cash opportunities to promote the achievement of longer-term financial performance goals and enhanced total shareholder returns. Ball's annual long-term incentive opportunity is generally provided through a combination of equity-based awards and performance-based cash awards, which the Committee believes best achieves the compensation principles for the program. Long-term incentives are provided to Ball's key executives pursuant to the 2005 Stock and Cash Incentive Plan, which was approved by Ball's shareholders in April 2005. This plan permits grants of cash awards, stock options, SARs or stock awards (i.e., shares, restricted stock and restricted stock units).

        In 2006, Ball delivered approximately 50 percent of target long-term incentive compensation through equity-based awards and approximately 50 percent through long-term performance-based cash awards. This 50-50 percent award mix was set to achieve the objective described above, while viewed in light of market practices and cost implications. The total amount of long-term incentives, based on the grant date expected value, was generally targeted at the 50th percentile of the competitive market.

        Equity-Based Awards—The Corporation's equity awards may be provided through various forms (SARs, ISOs, NQOs, restricted stock and restricted stock units), all of which are tied to the price of Ball common stock. Annual equity awards associated with target total compensation are typically granted in April on the date of the Annual Meeting of Shareholders; however, equity awards may be granted during the year as part of an executive's promotion or for retention purposes. In the case of newly hired executives, equity awards may be granted upon the executive joining the Corporation.

        SARs, ISOs and NQOs are granted in order to reward executives for the creation of shareholder value, and will only provide value to executives if the price of Ball's stock price increases. Such awards generally vest at 25 percent per year for four years and expire in ten years. The grant value of each SAR, ISO and/or NQO is based on the closing price of Ball stock on the date of grant. In 2006, Ball began granting to certain key executives stock-settled SARs based on the view that stock-settled SARs are an effective way to both manage dilution and promote share ownership.

        The Corporation may grant restricted stock or restricted stock units pursuant to the Deposit Share Program ("DSP") which was instituted in 2001. The DSP is intended to increase share ownership among key executives who must make additional investments in the Corporation's stock in order to participate. Under this program, an executive receives one share of restricted stock or one restricted stock unit for every newly acquired share by the participant (either outright or through the exercise and holding of stock options or settlement of SARs) during a preestablished purchase period, up to a preestablished maximum number of shares. As long as the executive continues to hold the newly acquired shares, the restricted stock or units granted cliff vest four years from the date of grant; or if share ownership guidelines are met, 30 percent of the shares or units will vest at the end of the second year and third year and 40 percent will vest at the end of the fourth year. Restricted stock or units granted pursuant to the DSP are made on the 15th of each month following the executive's submission of adequate documentation to the Corporation detailing the transaction of the newly acquired shares.

        Restricted stock or restricted stock units not related to the DSP may also be granted to executives by the Committee or the CEO. Pursuant to the provisions of the 2005 Stock and Cash Incentive Plan, the Committee delegated to the CEO the authority to grant up to a maximum of 6,000 restricted shares or restricted stock units to any one individual in a calendar year, except the CEO may not make such grants to executive officers. Any such grant is ratified by the Committee at the first Committee meeting following such grant. Grants made are generally effective at the closing stock price on the day of the grant or may be effective at the closing stock price on a specific day in the future as defined by the Committee or the CEO. As an example, the future grant of a restricted stock award may be approved pending the effective date of a promotion, employment or a specific date. These awards generally vest in either 20 percent or 25 percent increments on each anniversary of the grant date. These grants serve as a long-term incentive element, promote share ownership and provide an executive retention incentive.

        In 2006, the approximate 50 percent portion of the target long-term incentive compensation delivered to the NEOs in the form of equity was comprised of SARs, ISOs and restricted stock units pursuant to the DSP. The Committee also granted Mr. Hayes restricted stock units not related to the DSP. Details regarding these awards are reported in the Grants of Plan-Based Awards Table.

        Performance-Based Cash Awards—Ball's performance-based long-term cash incentive award is intended to focus key executives on the achievement of multiyear performance goals that will enhance shareholder value. The Corporation's total shareholder return and return on average invested capital ("ROAIC") are considered in determining the amount, if any, of awards earned under the Corporation's Long-Term Cash Incentive Plan ("LTCIP"). Performance is generally measured on a cumulative basis over a three-year performance period. Awards pursuant to the LTCIP are generally made on an annual basis such that three performance periods overlap. Any actual award earned is paid at the end of the three-year performance period.

        The 2004 to 2006, 2005 to 2007 and 2006 to 2008 performance periods provide executives the opportunity to earn awards based on a combination of two performance measures. One-half of the award is based on the Corporation's three-year total shareholder returns as measured against the total shareholder returns of a group of companies in the S&P 500 not including companies in the S&P 500 Index that are classified as being part of the Financials or Utilities industry sectors or the Transportation industry group. Companies added to the S&P 500 during the performance period are also excluded. The target performance requirement for the total shareholder returns measure is the 50th percentile of the S&P group described above. The other half of the award is based on ROAIC performance over a three-year period. ROAIC is calculated by dividing the average of the company's net operating profit after tax over the relevant performance period by its average invested capital over such period. The target performance requirement for the ROAIC measure is 9 percent.

        The incentive opportunity is established as a percentage of the executive's average base salary plus target annual incentive over the three-year performance period. Actual payments at the end of the performance period can range from 0 to 200 percent of the target opportunity based on actual performance relative to the established performance measures described above. As a result of the Corporation's actual performance for the 2004 to 2006 performance period, cash payouts (made in early 2007) for the CEO, CFO and the other NEOs in the Plan were 166 percent of the target opportunities and are reported in the Summary Compensation Table. The potential award value of the 2006 to 2008 performance period, which was awarded to the NEOs in 2006, is reported in the Grants of Plan-Based Awards Table.

        In conjunction with the 2006 acquisition of U.S. Can Corporation and the Alcan Plastics business, the Corporation implemented a three-year Acquisition-Related Special Incentive Plan designed to motivate key employees to successfully integrate the acquisitions into the Corporation. Payouts under this plan are based on cumulative earnings before interest and taxes and cumulative cash flow over a 36-month period, with awards made at 12 months, 24 months and 36 months. This incentive opportunity is established as a percentage of an executive's average base salary over the three-year performance period. The Summary Compensation Table indicates that no award was earned by the CEO, CFO and the other NEOs in 2006 for the initial 12-month period. The potential value of the cumulative award for the three-year period is reported in the Grants of Plan-Based Awards Table. The cumulative earnings and cash flow targets are generally achievable in the event that the relevant divisions perform in accordance with financial projections at the time of the acquisitions.

Retirement Benefits

        The CEO, CFO and the other NEOs participate in the same benefit plans (with exceptions noted) and on the same terms as provided to all U.S. salaried employees. Ball targets its overall benefits to be competitive with the median of the competitive market. Included in these benefits are the annual pension accruals under the qualified pension plan (the "Salaried Pension Plan") and contributions to the qualified 401(k) savings plan.

        The Corporation sponsors two qualified salaried defined benefit pension plans in the U.S., one covering Aerospace employees and the other covering all other U.S. salaried employees. Prior to January 1, 2007, the benefits were determined by final average salary, covered compensation and years of service. Beginning in 2007, the benefit in both plans will be an accumulated annual credit based on base salary, the social security wage base and a multiplier which is based on service.

        The 401(k) savings plan is a tax-qualified defined contribution plan that allows U.S. salaried employees, including the NEOs, to contribute to the plan 1 percent to 55 percent of their base salary up to IRS-determined limits on a before tax basis. Prior to January 1, 2007, the Corporation matched 50 percent of the first 6 percent of base salary contributed to the plan. Beginning in 2007, the Corporation will match 100 percent of the first 3 percent of base salary contributed, and 50 percent of the next 2 percent of base salary contributed, up to a maximum match of 4 percent of base salary contributed.

        Certain executives, including the NEOs, also receive benefits under the nonqualified Supplemental Executive Retirement Plan ("SERP") which replaces benefits otherwise available in the qualified pension plan but for limits on covered compensation in the qualified plan set by the Code. The SERP is designed to provide retirement benefits that are calculated on base salary only which exceeds the maximum amount of pay that can be included in the pension calculation under a pension plan that is tax qualified under the Code. Further information regarding the salaried pension plan and the SERP are provided in the Pension Benefits section of this document.

        The Corporation's pension plans and SERP provide pension benefits based on base salary only and do not include incentive compensation as part of the pension calculation.

        Additionally, the Corporation provides a deferred compensation benefit to certain key employees. Under the terms of the deferred compensation program, participants are eligible to defer current annual incentive compensation to be paid and/or restricted stock units to be issued in the future. When amounts are deferred, the participant becomes a general unsecured creditor of the Corporation and deferred amounts become subject to claims on the same basis as other general creditors of the Corporation. The deferred compensation plans provide a means for participants to accumulate funds for retirement or other purposes.

Performance Measures Summary

        The following table summarizes the specific Corporation performance measures considered for 2006:

Pay Element	Performance Measures	2006 Performance

Base Salary	Individual performance and contribution based on primary duties and responsibilities.	Individual performance and contribution.
Annual Incentive	Actual 2006 economic value added based on the amount of net operating profit, after tax, less a charge for capital employed in the business, as compared to the 2006 economic value added target.	Resulted in an award of 86 percent of target for all NEOs except Mr. Friedery, who received an award of 82 percent and Mr. Hayes, who received an award of 132 percent of target.
Special Acquisition Incentive	Cumulative earnings before interest and taxes and cumulative cash flow of the combined Metal Food & Household Products Packaging Division, Americas and Plastic Packaging Division, Americas.	No awards were earned for the first 12-month period.
Stock-Settled Stock Appreciation Rights	Stock price performance relative to the grant date stock price (exercise price) of the SAR grants.	Cumulative Total Shareholder Return ending December 31, 2006.
Stock Options	Stock price performance relative to the grant date stock price (exercise price).	Ball vs. S&P 500 1-year: 10.86 percent vs. 13.62 percent
Restricted Stock/Restricted Stock Units	Attainment of required holding period and stock price performance.	Ball vs. S&P 500 3-year: 50.76 percent vs. 27.55 percent
Long-Term Cash Plan 2004-2006 Performance Period	50 percent based on Total Shareholder Return over three years relative to a group of S&P 500 companies and 50 percent based on ROAIC over three years, as compared to targets.	Resulted in an award of 166 percent of target for all NEOs based on performance slightly above target for Total Shareholder Return and maximum performance on ROAIC.

Severance and Change-In-Control Benefits

        The CEO, CFO and the other NEOs are covered by arrangements which specify payments in the event the executive's employment is terminated. The type and amount of payments vary by executive level and whether the termination is following a change-in-control of the Corporation. These severance benefits, which are competitive with general industry practices, are payable if and only if the executive's employment is terminated as specified in each of the agreements. Further discussion is provided in the Other Potential Post-Termination Employment Benefits section on page 32.

TABLES AND NARRATIVES

        Set forth on pages 21 through 35 are tables showing, for the CEO, CFO and the three other highest paid executive officers of the Corporation, the following: (1) fiscal year 2006 elements of compensation in summary form; (2) equity and non-equity incentives awarded in 2006; (3) outstanding stock options and stock awards held as of December 31, 2006; (4) the value realized on stock options exercised and stock awards that vested during 2006; (5) information regarding nonqualified deferred compensation; (6) projected pension benefit values; and (7) projections for other potential post-termination benefits. On page 36 is a table summarizing the fiscal year 2006 elements of compensation for the Corporation's nonemployee directors. Accompanying each table are narratives and/or footnotes intended to further the understanding of the information disclosed in the tables. The tables should be read in conjunction with the Compensation Discussion and Analysis ("CD&A") beginning on page 13, which explains Ball's compensation objectives and philosophy, its process for determining executive compensation and a description of the elements of compensation.

SUMMARY COMPENSATION TABLE

        The Summary Compensation Table on page 22 represents all fiscal year 2006 elements of compensation for Ball's NEOs, including:

  •
  Base salary earned;

  •
  Awards earned under the Annual Incentive Compensation Plan for 2006 performance;

  •
  Awards earned under the Acquisition-Related Special Incentive Plan for 2006 performance;

  •
  Awards earned under the Long-Term Cash Incentive Plan ("LTCIP") for the three-year performance period ended in 2006;

  •
  Compensation cost recognized during 2006 in accordance with FAS 123R for NQOs, ISOs and SARs granted in 2006 as well as prior years; and

  •
  Compensation cost recognized during 2006 in accordance with FAS 123R for restricted stock and restricted stock units granted in 2006 as well as prior years.

        The 2006 payout factors used to determine the amounts earned for the Annual Incentive Compensation Plan, Acquisition-Related Special Incentive Plan and LTCIP for the CEO, CFO and the other NEOs is provided in the Performance Measures Summary section on page 20 of the CD&A.

        In addition to these elements of compensation, the table also presents the increase in 2006 in the value of pensions payable at age 65 for the NEOs as well as above-market earnings associated with nonqualified deferred compensation. Certain of the Corporation's predecessor deferred compensation plans provide for an interest rate that is equal to the Moody's corporate bond rate and in some plans, an interest rate that is 5 percentage points higher than the Moody's corporate bond rate, and in others, a fixed interest rate equal to 9 percent. No additional deferrals are permitted into these plans. Any earnings credited to accounts within plans that provide the Moody's plus 5 percentage points and/or the 9 percent fixed interest that are in excess of 120 percent of the applicable federal long-term rate have been classified as above-market earnings on deferred compensation.

        The All Other Compensation column represents the sum of the values of:

  •
  Perquisites and other personal benefits;

  •
  Corporation contributions to defined contribution plans or deferred compensation plans;

  •
  Corporation-paid insurance premiums;

  •
  Discounted securities purchases pursuant to the Corporation's broad-based Employee Stock Purchase Plan ("ESPP"); and

  •
  Tax reimbursements made by the Corporation.

        The individual values are disclosed in the All Other Compensation Table that follows the Summary Compensation Table.

        Details regarding post-termination compensation are discussed in the section entitled "Other Potential Post-Employment Payments."

Summary Compensation Table

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value & Nonqualified Deferred Compensation Earnings($)(4)	All Other Compensation ($)(5)	Total ($)

R. David Hoover Chairman, CEO and President	2008 2007 2006	$1,000,000	$—	$1,896,638	$297,681	$2,112,066	$890,188	$88,931	$ $ $	— — 6,285,504
Raymond L. Seabrook EVP and CFO	2008 2007 2006	$420,096	$—	$454,099	$83,167	$529,949	$89,760	$39,763	$ $ $	— — 1,616,834
John R. Friedery SVP and COO, Packaging Products, Americas	2008 2007 2006	$414,000	$—	$555,891	$82,446	$517,271	$107,551	$49,678	$ $ $	— — 1,726,837
David A. Westerlund EVP, Administration and Corporate Secretary	2008 2007 2006	$380,615	$—	$488,899	$83,167	$476,962	$216,619	$48,310	$ $ $	— — 1,694,572
John A. Hayes VP Ball Corporation and President BPE	2008 2007 2006	$323,000	$—	$512,839	$64,693	$437,595	$23,352	$237,899	$ $ $	— — 1,599,378
(1)
Reflects the dollar amount of compensation cost recognized during 2006 in accordance with FAS 123R for restricted stock/units granted in 2006 and previous fiscal years. The assumptions used in the calculation of these amounts are included in the Corporation's Annual Reports on Form 10-K in Notes 1 and 15 to the Consolidated Financial Statements for fiscal year ended December 31, 2006, and Notes 1 and 14 to the Consolidated Financial Statements for fiscal year ended December 31, 2004.

(2)
Reflects the dollar amount of compensation cost recognized during 2006 in accordance with FAS 123R for NQO, ISO and SAR awards granted in 2006 and previous fiscal years. The assumptions used in the calculation of these amounts are included in the Corporation's Annual Reports on Form 10-K in Notes 1 and 15 to the Consolidated Financial Statements for fiscal year ended December 31, 2006, and Notes 1 and 14 to the Consolidated Financial Statements for fiscal year ended December 31, 2004.

(3)
Includes payouts from the Annual Incentive Compensation Plan and LTCIP, which were earned in 2006 and paid or deferred in 2007. The detail for each NEO is as follows:

  Mr. Hoover—Annual Incentive Compensation Plan = $908,926 and LTCIP = $1,203,140; $895,746 of the annual incentive was deferred in February 2007.

  Mr. Seabrook—Annual Incentive Compensation Plan = $266,725 and LTCIP = $263,224; $100,000 of the annual incentive was deferred in February 2007.

  Mr. Friedery—Annual Incentive Compensation Plan = $251,171 and LTCIP = $266,100; no portion of the annual incentive was deferred in February 2007.

  Mr. Westerlund—Annual Incentive Compensation Plan = $240,932 and LTCIP = $236,030; $120,466 of the annual incentive was deferred in February 2007.

  Mr. Hayes—Annual Incentive Compensation Plan = $263,945 and LTCIP = $173,650; $138,945 of the annual incentive was deferred in February 2007.

(4)
The aggregate change in pension value and above-market earnings on deferred compensation for each NEO are as follows:

  Mr. Hoover—$768,100 aggregate change in pension value and $122,088 above-market earnings on deferred compensation.

  Mr. Seabrook—$45,200 aggregate change in pension value and $44,560 above-market earnings on deferred compensation.

  Mr. Friedery—$94,000 aggregate change in pension value and $13,551 above-market earnings on deferred compensation.

  Mr. Westerlund—$173,200 aggregate change in pension value and $43,419 above-market earnings on deferred compensation.

  Mr. Hayes—$21,300 aggregate change in pension value and $2,052 above-market earnings on deferred compensation.

(5)
Includes value of financial planning services, the incremental cost for the personal use of corporate aircraft, employer contribution to 401(k), employer contribution to the 2005 Deferred Compensation Company Stock Plan, employer paid disability insurance premiums, the value of the Corporation's match for the ESPP and the value of employer tax reimbursements. The value for Mr. Hayes also includes employer paid expenses related to his foreign assignment. Additional information for all is included in the All Other Compensation Table on the next page.

All Other Compensation Table

Name	Perquisites & Other Personal Benefits(1)(2)	Registrant Contributions to Defined Contribution Plans	Insurance Premiums	Discounted Securities Purchases	Registrant Contributions to Deferred Compensation	Foreign Service and Special Assignment Premium(3)	Tax Reimbursements(4)

R. David Hoover	$38,435	$6,600	$2,071	$1,200	$20,000	$—	$20,625
Raymond L. Seabrook	$10,000	$6,600	$1,898	$1,200	$17,300	$—	$2,765
John R. Friedery	$10,882	$6,600	$1,568	$1,200	$20,000	$—	$9,428
David A. Westerlund	$11,166	$6,600	$1,815	$1,200	$20,000	$—	$7,529
John A. Hayes	$119,429	$6,600	$1,351	$1,200	$—	$96,900	$12,419
(1)
Represents the value of $10,000 for financial planning services for all NEOs and the incremental costs of $28,435, $882 and $1,166 for the personal use of the corporate aircraft for Messrs. Hoover, Friedery and Westerlund, respectively. The amount for Mr. Hayes also includes the value of employer paid expenses resulting from his foreign assignment as follows: $32,026 for children's tuition, $7,729 for spouse foreign language training, $63,541 for housing and fees, $5,563 for company provided automobile, and $570 for utilities. The foreign assignment benefits Mr. Hayes received are consistent with those received by other U.S. employees on foreign assignments.

(2)
The incremental cost of the personal use of the corporate aircraft was calculated based on the 2006 average direct operating cost apportioned among business versus nonbusiness related passengers.

(3)
Represents premiums of $96,900 paid to Mr. Hayes related to his foreign assignment.

(4)
Represents tax reimbursements made by the Corporation for spouse business travel and financial planning services for all NEOs and foreign assignment benefits for Mr. Hayes.

GRANTS OF PLAN-BASED AWARDS

        The table on page 25 summarizes the plan-based awards granted by the Corporation to the NEOs during 2006 which includes the following:

  •
  Annual cash incentives pursuant to the Annual Incentive Compensation Plan for the 2006 performance period;

  •
  Cash-based long-term incentives under the Long-Term Cash Incentive Plan ("LTCIP") for the 2006 to 2008 three-year performance period;

  •
  Cash-based awards under the Acquisition-Related Special Incentive Plan for a three-year performance period of 2006 to 2008;

  •
  Stock-settled stock appreciation rights ("SARs");

  •
  Restricted stock units granted as part of the Deposit Share Program ("DSP"); and

  •
  Restricted stock units.

        Awards made under the Annual Incentive Compensation Plan are determined based on economic value added performance. For the NEOs, awards can range from 0 to 200 percent of target. Amounts earned in excess of 200 percent are banked and may be paid out in subsequent years, depending upon performance.

        Awards under the LTCIP are granted on an annual basis and are determined based on Ball's total shareholder return relative to the group of companies described in the CD&A as well as Ball's ROAIC. Each executive is eligible to receive a range of awards that is based on the executive's average base salary plus target incentive compensation during the three-year performance period. The target and maximum award values shown in the table reflect projected increases in target total compensation of 4 percent per year during the performance period. The actual target and maximum award values may vary depending on future changes to target total compensation and on the Corporation's performance. The award made in 2006 is for the three-year performance period beginning January 1, 2006, and ending December 31, 2008.

        Awards under the Acquisition-Related Special Incentive Plan were made (in conjunction with the two acquisitions which occurred in March 2006) and are determined for the NEOs based on cumulative earnings before interest and taxes and cumulative cash flow of the combined Metal Food & Household Products Packaging Division, Americas and Plastic Packaging Division, Americas. Each executive is eligible to receive a range of awards that is based on the executive's average base salary determined annually during the three-year performance cycle. The target and maximum award values shown in the table reflect projected increases in base salary of 4 percent per year during the performance period. The actual target and maximum award values may vary depending on each executive's actual base salary in effect during each annual period and on the performance of the relevant divisions.

        SARs were granted to the NEOs in 2006. The awards vest annually in 25 percent increments starting on the first anniversary of the date of grant. Should the price of Ball's stock increase during the vesting period, each NEO would receive upon exercise a number of shares of Corporation stock that reflects the value of the appreciation over the original grant price. ISOs were also granted to the NEOs in 2006, with a vesting schedule identical to that of the SARs.

        Restricted stock units were granted to the NEOs in 2006 as part of the Corporation's DSP. Under this program, each NEO is eligible to receive a grant of restricted stock units that is equal in value to stock acquired by the executive on the open market or upon exercise and hold of stock options or exercise of SARs. Restrictions on the matching restricted units will lapse after four years provided the acquired shares continue to be held until the restrictions lapse on the restricted units. If stock ownership guidelines are met, restrictions on 30 percent of the restricted units granted will lapse at the end of year two and year three and the remaining 40 percent of restricted units granted will lapse at the end of year four.

        Restricted stock units not related to the DSP was also granted to Mr. Hayes and vest annually in 20 percent increments starting on the first anniversary of the date of grant.

        Dividends or dividend equivalents are paid quarterly on the number of unlapsed restricted stock or restricted stock units accounted for on the record date used for determining dividends payable to shareholders at the same dividend rate as paid to shareholders.

        The vesting of plan-based awards may be accelerated as described in the narrative to the Other Potential Post-Termination Employment Benefits Table.

Grants of Plan-Based Awards Table

						All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)
								Exercise or Base Price of Option Awards ($ per Share)	Grant Date Fair Value Stock and Option Awards(1)
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)

R. David Hoover	01-Jan-06	(2)	$412,981	$825,961	$1,651,922
	01-Jan-06	(3)	$—	$996,154	$1,992,308
	02-May-06	(4)	$—	$619,471	$929,206
	26-Apr-06					—	120,000	$43.69	$1,071,481
	13-Oct-06	(5)				30,000	—	—	$1,277,400
Raymond L. Seabrook	01-Jan-06	(2)	$90,916	$189,409	$378,817
	01-Jan-06	(3)	$—	$291,873	$583,746
	02-May-06	(4)	$—	$311,967	$467,951
	26-Apr-06					—	35,000	$43.69	$312,515
	15-May-06	(6)				10,000	—	—	$373,200
John R. Friedery	01-Jan-06	(2)	$84,620	$176,291	$352,582
	01-Jan-06	(3)	$—	$268,500	$537,000
	02-May-06	(4)	$—	$384,635	$576,953
	26-Apr-06					—	35,000	$43.69	$312,515
	14-Jul-06	(7)				10,000	—	—	$357,100
David A. Westerlund	01-Jan-06	(2)	$82,548	$171,975	$343,949
	01-Jan-06	(3)	$—	$264,277	$528,554
	02-May-06	(4)	$—	$283,252	$424,878
	26-Apr-06					—	35,000	$43.69	$312,515
	15-May-06	(6)				10,000	—	—	$373,200
John A. Hayes	01-Jan-06	(2)	$64,148	$133,643	$267,285
	01-Jan-06	(3)	$—	$193,800	$387,600
	26-Apr-06					—	25,000	$43.69	$223,225
	01-Jun-06	(8)				3,000	—	—	$111,930
	15-Nov-06	(9)				7,000	—	—	$294,000
(1)
The grant date fair value of stock and option awards is based on assumptions consistent with the Corporation's application of FAS 123R as referenced in the Corporation's Annual Report on Form 10-K in Notes 1 and 15 to the Consolidated Financial Statements for the fiscal year ended December 31, 2006. The value associated with stock option awards takes into consideration an assumption for forfeitures.

(2)
Represents grants made under the LTCIP. Payout levels are based on projected average base salary plus target incentive compensation over the next three years (assuming 4 percent per year increases in total compensation).

(3)
Represents grants made under the Annual Incentive Compensation Plan.

(4)
Represents grants made under the Acquisition-Related Special Incentive Plan payable over three years. Payout levels are based on projected average base salary over the next three years (assuming 4 percent per year increases in base salary).

(5)
Grants made pursuant to the DSP valued using a price of $42.58 per share.

(6)
Grants made pursuant to the DSP valued using a price of $37.32 per share.

(7)
Grants made pursuant to the DSP valued using a price of $35.71 per share.

(8)
Restricted stock unit grant valued using a price of $37.31 per share.

(9)
Grants made pursuant to the DSP valued using a price of $42.00 per share.

OUTSTANDING EQUITY AWARDS AS OF DECEMBER 31, 2006

        The following table outlines the outstanding option awards and stock awards held by the NEOs as of December 31, 2006. The outstanding option awards and stock awards represented in the table were granted to the NEOs over a period of several years, including 2006.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)

R. David Hoover	60,000	—		—	$11.0625	9/22/2009	143,800	$6,269,680	—	$—
	6,761	—		—	$8.2657	4/25/2010
	300,000	—		—	$10.6125	3/6/2011
	180,000	—		—	$23.7450	4/23/2012
	45,000	15,000		—	$28.1550	4/22/2013
	82,000	—		—	$39.7400	4/27/2015
	—	116,000	(4)	—	$43.6900	4/26/2016
	—	4,000		—	$43.6900	4/26/2016
Raymond L. Seabrook	4,000	—		—	$8.9844	4/21/2008	35,800	$1,560,880	—	$—
	39,000	—		—	$8.7500	9/23/2008
	30,000	—		—	$8.2657	4/25/2010
	100,000	—		—	$10.6125	3/6/2011
	32,000	—		—	$23.7450	4/23/2012
	6,408	4,000		—	$28.1550	4/22/2013
	19,500	—		—	$39.7400	4/27/2015
	—	31,000	(4)	—	$43.6900	4/26/2016
	—	4,000		—	$43.6900	4/26/2016
John R. Friedery	28,000	—		—	$23.7450	4/23/2012	41,300	$1,800,680	—	$—
	10,000	4,000		—	$28.1550	4/22/2013
	22,000	—		—	$39.7400	4/27/2015
	—	31,000	(4)	—	$43.6900	4/26/2016
	—	4,000		—	$43.6900	4/26/2016
David A. Westerlund	40,000	—		—	$8.2657	4/25/2010	35,800	$1,560,880	—	$—
	80,000	—		—	$10.6125	3/6/2011
	40,000	—		—	$23.7450	4/23/2012
	12,000	4,000		—	$28.1550	4/22/2013
	19,500	—		—	$39.7400	4/27/2015
	—	31,000	(4)	—	$43.6900	4/26/2016
	—	4,000		—	$43.6900	4/26/2016
John A. Hayes	24,000	—		—	$23.7450	4/23/2012	43,360	$1,890,496	—	$—
	6,500	3,000		—	$28.1550	4/22/2013
	11,226	774		—	$39.7400	4/27/2015
	—	21,000	(4)	—	$43.6900	4/26/2016
	—	4,000		—	$43.6900	4/26/2016
(1)
The vesting schedule for the unexercisable stock options for each NEO is as follows:

  Mr. Hoover—15,000 vest on April 22, 2007; and 116,000 and 4,000 vest at 25 percent per year on April 26, 2007; April 26, 2008; April 26, 2009; and April 26, 2010.

  Mr. Seabrook—4,000 vest on April 22, 2007; and 31,000 and 4,000 vest at 25 percent per year on April 26, 2007; April 26, 2008; April 26, 2009; and April 26, 2010.

  Mr. Friedery—4,000 vest on April 22, 2007; and 31,000 and 4,000 vest at 25 percent per year on April 26, 2007; April 26, 2008; April 26, 2009; and April 26, 2010.

  Mr. Westerlund—4,000 vest on April 22, 2007; and 31,000 and 4,000 vest at 25 percent per year on April 26, 2007; April 26, 2008; April 26, 2009; and April 26, 2010.

  Mr. Hayes—3,000 vest on April 22, 2007; 774 vest in three remaining tranches of 258 on April 27, 2007, April 27, 2008, and April 27, 2009; and 21,000 and 4,000 vest at 25 percent per year on April 26, 2007; April 26, 2008; April 26, 2009; and April 26, 2010.

(2)
The vesting schedule for shares or units not yet vested for each NEO is as follows:

  Mr. Hoover—10,000 vest on April 22, 2007; 38,700 on June 30, 2007; 47,100 on June 30, 2008; 9,000 on December 31, 2008; 18,000 on June 30, 2009; 9,000 on December 31, 2009; and 12,000 on December 31, 2010.

  Mr. Seabrook—2,000 vest on April 22, 2007; 8,850 on June 30, 2007; 13,750 on June 30, 2008; 7,200 on June 30, 2009; and 4,000 on June 30, 2010.

  Mr. Friedery—2,000 vest on April 22, 2007; 5,700 on September 30, 2007; 2,000 on November 3, 2007; 3,600 on December 31, 2007; 10,600 on September 30, 2008; 2,000 on November 3, 2008; 3,600 on December 31, 2008; 3,000 on September 30, 2009; 4,800 on December 31, 2009; and 4,000 on September 30, 2010.

  Mr. Westerlund—2,000 vest on April 22, 2007; 8,850 on June 30, 2007; 13,750 on June 30, 2008; 7,200 on June 30, 2009; and 4,000 on June 30, 2010.

  Mr. Hayes—2,000 vest on April 22, 2007; 3,200 on May 16 in years 2007, 2008, 2009 and 2010; 750 on June 1 in years 2007, 2008, 2009 and 2010; 6,840 on June 30, 2007; 800 on November 4, 2007; 8,520 on June 30, 2008; 2,100 on December 31, 2008; 2,400 on June 30, 2009; 2,100 on December 31, 2009; and 2,800 on December 31, 2010.

(3)
The market value of shares is based on $43.60, the closing price of Ball Corporation Common Stock on December 29, 2006.

(4)
Represents a grant of stock-settled stock appreciation rights.

OPTION EXERCISES AND STOCK VESTED IN 2006

        The following table summarizes for each NEO, the options exercised and the stock awards vested during 2006. The options that were exercised by each NEO were granted in prior years and became exercisable pursuant to a prescribed vesting schedule. The value realized on exercise reflects the appreciation in the stock price from the option base price on grant date to the exercise date, and is reported on a before-tax basis. The shares acquired upon vesting for each NEO were for restricted stock/units granted in prior years which vested pursuant to a prescribed vesting schedule. The value realized reflects the closing stock price on the vesting date and is also reported on a before-tax basis. NEOs can defer the receipt of units of certain awards into the Ball Corporation 2005 Deferred Compensation Company Stock Plan, pursuant to which distributions may take place no earlier than the participant's separation from service. Information regarding the 2005 Deferred Compensation Company Stock Plan is provided in the Nonqualified Deferred Compensation section that follows. Footnotes are provided to detail circumstances when amounts realized upon vesting were deferred. The value realized on vesting also includes the vested value of dividend equivalents paid during 2006 on all outstanding restricted stock or restricted stock units.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(1)(2)(3)

R. David Hoover	64,183	$2,057,176	67,200	$2,630,996
Raymond L. Seabrook	3,864	$44,890	7,700	$312,288
John R. Friedery	21,344	$480,145	20,900	$858,779
David A. Westerlund	72,000	$2,413,070	21,200	$881,883
John A. Hayes	7,000	$139,872	21,440	$880,502

(1)
Value realized on vesting is based on the closing stock price on the day the restricted stock or restricted stock units vest.

(2)
Amounts deferred upon vesting of stock awards for each NEO is as follows:

  Mr. Hoover deferred until separation of service 67,200 of his vested restricted stock units, having a value of $2,572,798.

  Mr. Seabrook deferred until separation of service 2,000 of his vested restricted stock units, having a value of $86,500.

  Mr. Friedery deferred until separation of service 18,900 of his vested restricted stock units, having a value of $757,609.

  Mr. Westerlund deferred until separation of service 21,200 of his vested restricted stock units, having a value of $865,443.

(3)
Value realized on vesting also includes the value of dividend equivalents vested and paid during 2006 on outstanding restricted stock or restricted stock units. Dividends equivalents paid are based on the number of outstanding shares or units on the record date at a dividend rate equal to that paid to the Corporation's common shareholders. Dividend equivalents paid during 2006 for each NEO is as follows:

  Mr. Hoover—$58,198

  Mr. Seabrook—$14,660

  Mr. Friedery—$18,150

  Mr. Westerlund—$16,440

  Mr. Hayes—$17,992

NONQUALIFIED DEFERRED COMPENSATION

        Over the years, the Corporation has had a number of deferred compensation plans. The Corporation has three active plans to which eligible participants may make contributions. They are: (1) the 2005 Ball Corporation Deferred Compensation Plan; (2) the 2005 Ball Corporation Deferred Compensation Company Stock Plan; and (3) the 2005 Ball Corporation Deferred Compensation Plan for Directors. The three active plans provide for investment earnings and distributions and were implemented in 2005 in order to administer and operate our deferred compensation program in good faith compliance with Code Section 409A. Plans dated prior to 2005 are closed to participant contributions; however, they continue to provide for investment earnings and distributions. The CEO, CFO and the other NEOs are all participants in the 2005 Deferred Compensation Plan and the 2005 Deferred Compensation Company Stock Plan

and may have balances in one or more of the prior plans. Below is a summary of the key elements of the three active plans:

  •
  2005 Deferred Compensation Plan—Eligible employee participants may defer payment of a portion or all of their annual incentive compensation to this plan. Participant elections to defer are made annually. The plan may also include the deferral of payments of other forms of a NEO's cash compensation, as mandated by the Committee, to the extent that such compensation would not be deductible in a given year as a result of limitations of Section 162(m) of the Code. Amounts deferred or credited are notionally "invested" among various investment funds available under this plan. A participant's balance is not actually invested in investment funds, but the return on the participant's balance is determined as if the amounts were invested in those funds. The menu of investment funds consists of 15 mutual fund-like investments which cover the standard asset classes of fixed rate, bonds, market index, large, mid and small caps, and international along with one real estate investment fund. The three-year average annual rate of return of the funds ranged from 2.77 percent to 26.80 percent. The return on a participant's balance is dependent on the investment fund allocation selected by the participant. Distributions from this plan to participants are based on the payment schedule elected by the participant. Distributions may occur during service with the Corporation or commence at a defined point no sooner than six months following separation of service, in the form of either a lump sum and/or annual installments ranging between two and fifteen years.

  •
  2005 Deferred Compensation Company Stock Plan—Eligible employee participants may defer payment of a portion or all of their annual incentive compensation to this plan. Elections to defer the annual incentive compensation are made annually. Nonemployee members of the Corporation's Board may defer payment of a portion or all of their annual director fees to this plan. Elections to defer director fees are made annually. Under this plan, eligible employee participants and nonemployee members of the Board may also defer the issuance of restricted stock units at time of lapse. Elections to defer issuance of restricted stock units are made at or near the time of grant in compliance with the Code Section 409A provision for deferral election with respect to certain forfeitable rights. Amounts deferred or credited to this plan are represented in the participant's account as stock units, with each unit having the value equivalent to one share of Ball Corporation common stock. Additionally, amounts deferred into this plan receive a 20 percent Corporation match with a maximum match of $20,000 per year. The Committee has determined that starting in 2007, pursuant to specified timing rules, participants may reallocate a prescribed percentage of units to other investment funds, comparable to those described in the 2005 Deferred Compensation Plan section above; however, at least 50 percent of the balance will remain in stock units until retirement. Dividend equivalents, applicable to any balance denominated in units, are credited to participant accounts as of each dividend payment date for the Corporation's common stock. Distributions from this plan are based on the payment schedule elected by the participant in the form of a lump sum and/or annual installments ranging between two and fifteen years; however, distributions may not commence until at least six months following separation of service.

  •
  2005 Deferred Compensation Plan for Directors—Nonemployee members of the Corporation's Board may defer payment of a portion or all of their annual director fees to this plan. Elections to defer director fees are made annually. Amounts deferred or credited are notionally "invested" among various investment funds available under the plan. A participant's balance is not actually invested in investment funds, but the return on the participant's balance is determined as if the amounts were invested in those funds. Distributions from this plan are based on the payment schedule elected by the participant in the form of a lump sum and/or annual installments ranging between two and fifteen years; however, distributions may not commence until separation of service from the Board.

        Participant distributions from any of the prior plans are based on the payment schedule elected by the participant, which could be in the form of a lump sum or annual installments ranging between two and fifteen years. The basis for investment earnings may vary by plan as follows:

  •
  2001 Deferred Compensation Plan—Provides for a return as if the balance is notionally invested in investment funds available under this plan, which is the same as that described above for the 2005 Deferred Compensation Plan.

  •
  2000 Deferred Compensation Company Stock Plan—Balance is represented in the form of stock units, with each unit having the value equivalent to one share of Ball Corporation common stock. Dividend equivalents are credited to the account as of each dividend payment date for the Corporation's common stock.

  •
  2002 Deferred Compensation Plan for Directors—Provides for a return as if the balance is notionally invested in investment funds available under this plan, which is the same as that described above for the 2005 Deferred Compensation Plan for Directors.

  •
  1989 Deferred Compensation Plan—Provides for annual return equal to the average composite yield on Moody's Seasoned Corporate Bond Index for the twelve months ending October 31.

  •
  1988 Deferred Compensation Plan—Provides for annual return equal to the average composite yield on Moody's Seasoned Corporate Bond Index for the twelve months ending October 31 plus 5 percentage points or a fixed rate as set by the Corporation at 9 percent.

  •
  1986 Deferred Compensation Plan—Provides for annual return equal to the average composite yield on Moody's Seasoned Corporate Bond Index for the twelve months ending October 31 plus 5 percentage points.

  •
  1986 Deferred Compensation Plan for Directors—Provides for annual return equal to the average composite yield on Moody's Seasoned Corporate Bond Index for the twelve months ending October 31 plus 5 percentage points.

  •
  Ball-Incon Deferred Compensation Plan—Depending on the time of the initial deferral, the plan provides for annual return equal to the average composite yield on Moody's Seasoned Corporate Bond Index for the twelve months ending October 31 or the Moody's rate plus 5 percentage points.

        The table below provides information related to the Corporation's deferred compensation plans. The Aggregate Balance at Last FYE represents compensation earned, deferred and accumulated by the NEOs over many years and does not represent current year compensation.

Nonqualified Deferred Compensation Table

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)		Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)

R. David Hoover	$5,273,948	$20,000	$3,959,620	(1)	$—	$33,567,214
Raymond L. Seabrook	$171,156	$17,300	$657,321	(2)	$—	$6,720,586
John R. Friedery	$992,969	$20,000	$600,827	(3)	$—	$5,509,730
David A. Westerlund	$990,835	$20,000	$693,698	(4)	$—	$6,957,653
John A. Hayes	$81,246	$—	$316,683	(5)	$—	$2,790,906

(1)
Reflects $2,339,914 from earnings credited on cash accounts plus $1,619,706 from appreciation and dividend equivalents on equity accounts. The $2,339,914 earnings credited on the cash accounts was comprised of $163,689 based on Moody's plus 5 percentage points, $101,858 based on a 9 percent fixed rate and $2,074,367 based on notional investment in investment funds. Of the total aggregate earnings, $122,088 was also reported in the Summary Compensation Table as above-market earnings.

(2)
Reflects $207,635 from earnings credited on cash accounts plus $449,686 from appreciation and dividend equivalents on equity accounts. The $207,635 earnings credited on the cash accounts was comprised of $88,560 based on Moody's plus 5 percentage points, $7,082 based on Moody's and $111,993 based on notional investment in investment funds. Of the total aggregate earnings, $44,560 was also reported in the Summary Compensation Table as above-market earnings.

(3)
Reflects $282,099 from earnings credited on cash accounts plus $318,728 from appreciation and dividend equivalents on equity accounts. The $282,099 earnings credited on the cash accounts was comprised of $26,931 based on Moody's plus 5 percentage points and $255,168 based on notional investment in investment funds. Of the total aggregate earnings, $13,551 was also reported in the Summary Compensation Table as above-market earnings.

(4)
Reflects $232,899 from earnings credited on cash accounts plus $460,799 from appreciation and dividend equivalents on equity accounts. The $232,899 earnings credited on the cash accounts was comprised of $86,292 based on Moody's plus 5 percentage points, $4,278 based on Moody's and $142,329 based on notional investment in investment funds. Of the total aggregate earnings, $43,419 was also reported in the Summary Compensation Table as above-market earnings.

(5)
Reflects $111,913 from earnings credited on cash accounts plus $204,770 from appreciation and dividend equivalents on equity accounts. The $111,913 earnings credited on the cash accounts was comprised of $4,078 based on Moody's plus 5 percentage points and $107,835 based on notional investment in investment funds. Of the total aggregate earnings, $2,052 was also reported in the Summary Compensation Table as above-market earnings.

PENSION BENEFITS

        The Corporation sponsors two qualified salaried defined benefit pension plans ("salaried retirement plans") in the U.S., one covering Aerospace employees and the other covering all other U.S. salaried employees. Under the Code, the maximum permissible benefit from the qualified plans, for retirement in 2006, is $175,000, and annual compensation exceeding $220,000 in 2006 cannot be considered in computing the maximum permissible benefit under the plans. The Corporation also sponsors a nonqualified SERP. Benefits under the SERP replace the benefits that would have been provided under the pension plans if the limitation was not in place.

        The table below shows the Present Value of Accrued Benefit for the NEOs as of December 31, 2006. The monthly accrued benefit as of December 31, 2006, was determined according to the following formula:

  •
  1 percent times Final Monthly Average Salary plus 0.5 percent times Final Monthly Average Salary in excess of Covered Compensation times Benefit Service through December 31, 2006, up to a maximum of 35 years, where

  •
  Salary is defined to be a NEO's monthly salary excluding bonus and incentive compensation.

        Final Monthly Average Salary is calculated based on the highest average for any 60 consecutive months out of the last 120 months, through December 31, 2006.

        Covered Compensation is an average of the Social Security Wage Bases in effect during a NEO's career. The Social Security Wage Base is the maximum monthly amount of income on which FICA taxes are due. The years included in the average are the 35 years ending in the year the NEO is eligible for an unreduced Social Security benefit. This portion of the benefit formula accounts for the fact that Social Security does not cover earnings over a certain level.

        Benefit Service is a NEO's service as a salaried employee with the Corporation plus any service with a predecessor plan as appropriate.

        The Present Value of Accrued Benefit values are based on the following assumptions:

Discount Rate	6 Percent
Mortality	RP-2000 Mortality Table
Preretirement Decrements	None
Form of Payment	Life Only Annuity—10 Percent Lump Sum—90 Percent

        Participants are 100 percent vested in their benefit at the time they are credited with five or more years of service with the Corporation.

        Normal retirement age under the plan is 65 with a minimum of five years of benefit service, but a participant who terminates employment with at least ten years of vesting service may retire as early as age 55. Participants who terminate employment after age 55 with at least ten years of vesting service will receive a reduction of benefit equal to 4 percent for each year that benefit commencement age precedes age 65 but is greater than age 60 and a 6 percent reduction for each year that benefit commencement age precedes age 60.

        Effective January 1, 2007, the salaried retirement plans were amended to define a participant's post-January 1, 2007, benefit as a lump sum payable when they reach age 65. The lump sum payable is based on a percentage of their base pay each year as follows:

If, at the beginning of the year, benefit service is:	Annual lump sum benefit accrued and payable at age 65

0 to 9 full years of benefit service	11.5 percent of base pay + 5 percent of base pay over 50 percent of SSWB(1)
10 to 19 full years of benefit service	13 percent of base pay + 5 percent of base pay over 50 percent of SSWB(1)
20 or more full years of benefit service	15 percent of base pay + 5 percent of base pay over 50 percent of SSWB(1)
(1)
"SSWB" is the Social Security Wage Base.

        Base pay is the NEO's aggregate salary during the calendar year excluding severance pay and vacation payouts.

        Also effective January 1, 2007, the SERP was amended by the Committee to provide that participants with benefits accrued as of December 31, 2006, have a one-time option to elect in 2007 the form of payment under which the participant wishes to receive benefits in the future. The form of payment options available are various annuities and lump sum. For all SERP benefits accrued beginning January 1, 2007, participants will receive benefits only in the form of a lump sum. To ensure compliance with Code Section 409A, payments from the SERP will commence six months after termination of employment. The SERP was also amended to provide that when determining lump sum payments, the SERP would use the same assumptions that exist in the salaried retirement plans except that the interest rate used shall be equal to four-fifths of the interest rate used to determine lump sum benefits under those salaried retirement plans in recognition that payments from the SERP cannot be rolled to a tax deferred account (e.g., IRA, etc.).

Pension Benefits Table

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)		Payments During Last Fiscal Year ($)

R. David Hoover	Qualified SERP	36.5 36.5	$ $	898,607 3,142,323	$ $	— —
Raymond L. Seabrook	Qualified SERP	14.2 14.2	$ $	256,245 —	$ $	— —
John R. Friedery	Qualified SERP	18.3 18.3	$ $	238,214 185,931	$ $	— —
David A. Westerlund	Qualified SERP	31.3 31.3	$ $	545,226 300,000	$ $	— —
John A. Hayes	Qualified SERP	7.9 7.9	$ $	58,091 17,225	$ $	— —

OTHER POTENTIAL POST-TERMINATION EMPLOYMENT BENEFITS

        This section provides information related to the potential post-termination employment benefits that could be payable or due to the CEO, CFO and the other NEOs under various termination scenarios. Such potential benefits payable or due may result from the Corporation's obligation to the executive under (1) any existing compensation and benefit plan, policy, practice or program of the Corporation that is generally available to all participants, or (2) under any agreement specifically entered into by the Corporation and the executive.

        In general, the compensation and benefit elements provided to employees, including the CEO, CFO and the other NEOs, are governed by provisions, terms or procedures of plan documents, policies and practices that define the rights of and the obligations due to the participant in the case of termination of employment. These provisions, terms or procedures apply to all employees, including the CEO, CFO and the other NEOs, receiving such compensation or benefit. Such compensation and benefit elements would include annual incentive compensation, long-term cash incentives, long-term equity incentives, retirement benefits and deferred compensation.

        Ball has entered into certain severance benefit and change-in-control agreements with the CEO, CFO and the other NEOs that contain provisions that require Ball to provide post-termination payments or benefits to each in the event of termination of employment without cause or termination following a change-in-control of the Corporation. The Corporation does not have employment agreements with any of these executives. The respective agreements with the NEOs contain customary non-compete provisions, non-solicitation provisions, non-disparagement provisions and confidentiality covenants.

        The key provisions, terms or procedures that would apply to the CEO, CFO and the other NEOs for the various compensation and benefit elements under various termination scenarios are provided in the table below. It is followed by a another table containing an estimate of the compensation payable or the value of compensation elements due to the CEO, CFO and other NEOs under the various termination scenarios assuming termination was effective at the end of the fiscal year 2006.

Post-Termination Employment Benefits Summary

Voluntary or Termination for Cause	Death	Disability	Termination Without Cause	Termination Following a Change-In- Control

Cash Severance	•	No additional benefits received.	•	No additional benefits received.	•	No additional benefits received.	• • • •	CEO—2 times
base salary plus
target annual
incentive.

Messrs.
Seabrook,
Friedery and
Westerlund—1.5
times base salary
plus target
annual incentive.

Mr. Hayes—1.25
times base salary
plus target
annual
incentive.

			Form of payment to all NEOs is a lump sum.	•	All NEOs—2 times base salary plus target annual incentive, which is paid in a lump sum.

	Voluntary or Termination for Cause		Death		Disability		Termination Without Cause		Termination Following a Change-In- Control

Treatment of Annual Incentives	•	Retirement eligible NEOs receive a prorated portion of the award if terminated mid-performance cycle.	•	NEOs beneficiary receive a prorated portion of the target award if terminated mid-performance cycle.	•	NEOs receive a prorated portion of the target award if terminated mid-performance cycle.	•	NEOs receive a prorated portion of the target award if terminated mid-performance cycle.	•	NEOs receive a prorated portion of the target award if terminated mid-performance cycle.

Treatment of Long-Term Incentives	• • • •	LTCIP —
Retirement
eligible NEOs
receive a
prorated portion
of awards.

Restricted Stock/
Units—All
unvested stock/
units are
forfeited.

Deposit Shares—
Retirement
eligible NEOs
receive a
prorated portion
of unvested
stock/units. All
other NEOs
forfeit unvested
stock/units.

Stock Options—
Unvested shares
are forfeited.
For retirement
eligible NEOs,
options remain
exercisable for a
maximum of
2 years (90 days
for incentive
stock options).
For all other
NEOs, the
options remain
exercisable for 30
days.	• • • •	LTCIP—Prorated portion of awards are paid. Restricted Stock/ Units—All unvested stock/ units vest. Deposit Shares— All unvested stock/units vest. Stock Options— All options vest.	• • • •	LTCIP—Prorated
portion of awards
are paid.

Restricted Stock/
Units—All
unvested stock/
units vest.

Deposit Shares—
All unvested
stock/units vest.

Stock Options—
Shares continue
to vest pursuant
to the original
vesting schedule.	• • • •	LTCIP—
Retirement
eligible NEOs
receive a
prorated portion
of awards.

Restricted Stock/
Units—All
unvested stock/
units are
forfeited.

Deposit Shares—
Retirement
eligible NEOs
receive a
prorated portion
of unvested
stock/units. All
other NEOs
forfeit unvested
shares/units.

Stock Options—
Unvested shares
are forfeited. For
retirement
eligible NEOs,
options remain
exercisable for a
maximum of 2
years (90 days for
incentive stock
options). For all
other NEOs, the
options remain
exercisable for
								30 days.	• • • •	LTCIP—NEOs receive a prorated portion of awards. Restricted Stock/ Units—All unvested stock/ units vest. Deposit Shares— All unvested stock/units vest. Stock options— All options vest.

	Voluntary or Termination for Cause		Death		Disability		Termination Without Cause		Termination Following a Change-In- Control

Retirement Benefits	•	No additional benefits received.	•	No additional benefits received.	•	No additional benefits received.	• • •	CEO—Paid a
lump sum
amount equal to
an additional
2 years of service
credited.

Messrs.
Seabrook,
Friedery and
Westerlund—
Paid a lump sum
amount equal to
an additional
1.5 years of
service credited.

Mr. Hayes—Paid
an amount equal
to an additional
1.25 years of
								service credited.	•	All NEOs—Paid a lump sum amount equal to an additional 2 years of service credited for all NEOs.

Health and Welfare Benefits	•	No additional benefits received.	•	No additional benefits received.	•	Continue for period of disability.	• • •	CEO— Continued for 2 years. Messrs. Seabrook, Friedery and Westerlund— Continued for 1.5 years. Mr. Hayes— Continued for 1.25 years.	•	All NEOs—Continued for 2 years.

Other Benefits	•	Financial planning services valued at $10,000 per year for 2 years.	•	No additional benefits received.	• •	No additional benefits received. Long-term disability payment of up to $15,000 per month.	• •	Outplacement benefits valued at $20,000. Financial planning services valued at $10,000 per year for 2 years.	• •	Outplacement benefits valued at $20,000. Payment for excise taxes incurred as a result of Code Section 280G excess payments, if applicable.

        A termination without cause will be triggered if the NEO is terminated in either an Actual Termination not for cause or a Constructive Termination. An Actual Termination is any termination by the Corporation for reasons other than death or disability or for cause or by the executive for reasons other than Constructive Termination. A Constructive Termination means, in general terms, any significant reduction in duties, compensation or benefits or change of office location from those in effect immediately prior to the change-in-control, unless agreed to by the executive.

        Payments associated with a termination following a change-in-control will by triggered if both of the following two events occur:

1.
A change-in-control occurs. A "change-in-control" can occur by virtue, in general terms, of an acquisition by any person of 30 percent or more of the Corporation's voting shares; a merger in which the shareholders of the Corporation before the merger own 50 percent or less of the Corporation's voting shares after the merger; shareholder approval of a plan of liquidation or a plan to sell or dispose of substantially all of the assets of the Corporation; and if, during any two-year period, directors at the beginning of the period fail to constitute a majority of the Board.

2.
The executive is terminated in either an Actual Termination or a Constructive Termination not for cause.

        In the event benefits are paid because of a change-in-control and such benefits are subject to Code Section 280G, the Corporation would reimburse the executive for such excise taxes paid, together with taxes incurred as a result of such reimbursement.

        The table below represents the amounts potentially payable to the NEOs under various termination scenarios. The values assume termination on December 29, 2006, with stock awards and unexercisable stock options benefit values based on the Corporation's December 29, 2006, stock price of $43.60.

Estimated Post-Termination Employment Benefits Table

Name	Voluntary or For Cause	Death	Disability	Without Cause	Change-In- Control
R. David Hoover
Cash Severance	$—	$—	$—	$4,000,000	$4,000,000
Prorated Long-Term Incentive	$794,978	$794,978	$794,978	$794,978	$794,978
Outstanding Stock Awards	$2,440,074	$6,269,680	$6,269,680	$2,440,074	$6,269,680
Unexercisable Stock Options	$—	$231,675	$—	$—	$231,675
Retirement Benefits	$—	$—	$—	$367,778	$367,778
Health & Welfare	$—	$—	$—	$15,844	$15,844
Perquisites	$20,000	$—	$—	$40,000	$20,000

Total	$3,255,052	$7,296,333	$7,064,658	$7,658,674	$11,699,955

Raymond L. Seabrook
Cash Severance	$—	$—	$—	$1,122,000	$1,496,000
Prorated Long-Term Incentive	$178,911	$178,911	$178,911	$178,911	$178,911
Outstanding Stock Awards	$616,678	$1,560,880	$1,560,880	$616,678	$1,560,880
Unexercisable Stock Options	$—	$61,780	$—	$—	$61,780
Retirement Benefits	$—	$—	$—	$78,372	$108,222
Health & Welfare	$—	$—	$—	$18,333	$24,725
Perquisites	$20,000	$—	$—	$40,000	$20,000

Total	$815,589	$1,801,571	$1,739,791	$2,054,294	$3,450,518

John R. Friedery
Cash Severance	$—	$—	$—	$1,024,650	$1,366,200
Prorated Long-Term Incentive	$—	$171,376	$171,376	$—	$171,376
Outstanding Stock Awards	$—	$1,800,680	$1,800,680	$—	$1,800,680
Unexercisable Stock Options	$—	$61,780	$—	$—	$61,780
Retirement Benefits	$—	$—	$—	$56,683	$78,327
Health & Welfare	$—	$—	$—	$16,863	$22,749
Perquisites	$20,000	$—	$—	$40,000	$20,000

Total	$20,000	$2,033,836	$1,972,056	$1,138,196	$3,521,112

David A. Westerlund
Cash Severance	$—	$—	$—	$1,020,000	$1,360,000
Prorated Long-Term Incentive	$161,871	$161,871	$161,871	$161,871	$161,871
Outstanding Stock Awards	$616,678	$1,560,880	$1,560,880	$616,678	$1,560,880
Unexercisable Stock Options	$—	$61,780	$—	$—	$61,780
Retirement Benefits	$—	$—	$—	$81,137	$112,028
Health & Welfare	$—	$—	$—	$15,630	$21,060
Perquisites	$20,000	$—	$—	$40,000	$20,000

Total	$798,549	$1,784,531	$1,722,751	$1,935,316	$3,297,619

John A. Hayes
Cash Severance	$—	$—	$—	$646,000	$1,033,600
Prorated Long-Term Incentive	$—	$128,819	$128,819	$—	$128,819
Outstanding Stock Awards	$—	$1,890,496	$1,890,496	$—	$1,890,496
Unexercisable Stock Options	$—	$49,323	$—	$—	$49,323
Retirement Benefits	$—	$—	$—	$20,430	$34,911
Health & Welfare	$—	$—	$—	$13,155	$21,507
Perquisites	$20,000	$—	$—	$40,000	$20,000

Total	$20,000	$2,068,638	$2,019,315	$719,585	$3,178,656

DIRECTOR COMPENSATION

        The table set forth below summarizes the 2006 compensation paid to each of the Corporation's nonemployee directors. The Corporation modified the director compensation program effective July 1, 2006. The revised program consists of a $60,000 annual fixed cash retainer, a $15,000 target annual incentive cash retainer, an annual award of 2,000 restricted stock shares/units and a $6,500 annual committee chair cash retainer. The annual incentive retainer is subject to the Corporation's performance under the same performance measures as the Annual Incentive Compensation Plan, which is based on economic value added principles. The actual amount paid may range from $0 to $30,000. Previously, the Corporation's program included separate fees of $1,500 for board of director meetings and $1,250 per day for committee meetings, in addition to a $30,000 annual fixed retainer, $15,000 target annual incentive retainer and $5,000 annual committee chair retainer. The annual fixed retainer and annual incentive retainer were paid 50 percent in cash and 50 percent in restricted stock with all other fees paid in cash. Under the revised program, a newly elected director will be awarded a one-time grant of 3,000 restricted stock/units upon joining the Board and a 2,000 restricted stock/unit grant annually at the time of the Corporation's annual meeting, as compared to the previous program that provided a 4,000 restricted stock grant upon joining the Board with subsequent grants upon each reelection of a new three-year term. The Corporation has granted stock options or participation in the Corporation's DSP to nonemployee directors in prior years, resulting in director compensation expense during 2006. Nonemployee directors may defer payment of all or a portion of their annual fixed, incentive and committee chair retainers to the 2005 Ball Corporation Deferred Compensation Plan for Directors or the 2005 Ball Corporation Deferred Compensation Company Stock Plan. Elections to defer the retainers are made annually. Details regarding the material terms of the Plans are provided in the Nonqualified Deferred Compensation section on page 27. The table represents the cash compensation earned for six months of compensation under each of the two program structures. It also includes the director compensation cost recognized during 2006 in accordance with FAS 123R for restricted stock and restricted stock unit awards (Stock Awards column) and option awards (Option Awards column) granted in 2006 and/or prior years along with any other compensation payments as noted below.

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)(5)	Change in Pension Value & Nonqualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)

Howard M. Dean	$45,500	$190,279	$1,444	$12,900	$—	$—	$250,123
Hanno C. Fiedler	$39,750	$260,695	$18,202	$299,768	$—	$131,321	$749,736
John F. Lehman	$44,250	$97,184	$1,444	$12,900	$—	$1,541	$157,319
Georgia R. Nelson	$30,000	$19,115	$—	$5,584	$—	$6,000	$60,699
Jan Nicholson	$45,500	$111,124	$1,444	$12,900	$—	$1,541	$172,509
George A. Sissel	$39,750	$98,179	$1,444	$12,900	$574,256	$1,541	$728,070
George M. Smart	$39,750	$126,961	$—	$12,900	$—	$3,000	$182,611
Theodore M. Solso	$38,250	$188,981	$1,444	$12,900	$—	$1,541	$243,116
Stuart A. Taylor	$45,500	$104,106	$1,444	$12,900	$—	$1,541	$165,491
Erik H. van der Kaay	$39,750	$195,612	$—	$12,900	$—	$1,000	$249,262

(1)
Values represent fees for annual fixed retainer, meetings and chair fees for six months under the revised nonemployee director compensation program and six months under the previous program. All nonemployee directors except Messrs. Fiedler and Smart deferred payment of their cash fees to the 2005 Deferred Compensation Plan or the 2005 Deferred Compensation Company Stock Plan.

(2)
Reflects the dollar amount of director compensation cost recognized during 2006 in accordance with FAS 123R for restricted stock awards granted in 2006 and previous fiscal years. The assumptions used in the calculation of these amounts are included in the Corporation's Annual Reports on Form 10-K in Notes 1 and 15 to the Consolidated Financial Statements for fiscal year ended December 31, 2006, and Notes 1 and 14 to the Consolidated Financial Statements for fiscal year ended December 31, 2004.

(3)
Reflects the dollar amount of director compensation cost recognized during 2006 in accordance with FAS 123R for stock options granted in previous fiscal years. The assumptions used in the calculation of these amounts are included in the Corporation's Annual Report on Form 10-K in Notes 1 and 14 to the Consolidated Financial Statements for fiscal year ended December 14, 2004.

(4)
Values represent the annual incentive retainer achieved for 2006, which was paid in February 2007, based on a performance factor of 86 percent applied to the $15,000 target for all nonemployee directors except Ms. Nelson, who received a partial year prorated payment as a result of her July 2006 election to the Board. All nonemployee directors except for Messrs. Fiedler and Smart deferred payment of their 2006 annual incentive retainer in February 2007 to the 2005 Deferred Compensation Plan or 2005 Deferred Compensation Company Stock Plan. Due to deferral proration rules under Code Section 409A, Ms. Nelson was only allowed to defer $4,523 of her payment.

(5)
The value for Mr. Fiedler also includes a $286,868 LTCIP payment prorated for his participation in the 2004-2006 performance period while an employee of the Corporation. Payments to Mr. Fiedler were made in euros which have been converted to dollars based on a conversion rate of 1.3201 dollars/euros as of December 29, 2006.

(6)
Amount reflects above-market earnings on deferred compensation accounts established when Mr. Sissel was an employee of the Corporation. This value represents the amount of earnings credited based on Moody's plus 5 percentage points and a 9 percent fixed rate that is in excess of 120 percent of the applicable federal long-term rate. $534,107 of the above-market earnings is related to the Moody's plus 5 percentage points and $40,149 is related to the 9 percent fixed rate.

(7)
The value of $131,321 for Mr. Fiedler reflects $66,005 of payments made to Mr. Fiedler for serving as chair of the Supervisory Board of Ball Packaging Europe GmbH and the Advisory Board of Ball Packaging Europe Holding GmbH & Co. KG. The amount in the table also includes $65,316 of value for a vehicle transferred to Mr. Fiedler following his termination of employment with the Corporation. Both amounts were originally valued in euros, but have been converted to dollars based on a conversion rate of 1.3201 dollars/euros as of December 29, 2006. The value of $1,541 for Messrs. Lehman, Sissel, Solso and Taylor and Ms. Nicholson and the value of $6,000 for Ms. Nelson reflect company contributions for the 20 percent company match up to a maximum of $20,000 available under the 2005 Deferred Compensation Company Stock Plan as described in the CD&A and narrative accompanying the deferred compensation table. The values of $3,000 for Mr. Smart and $1,000 for Mr. van der Kaay represents a company match of donations made pursuant to the Corporation's Matching Gift Program.

Additional Footnote Information:

(a)
The following represents the total value of plan-based awards granted to nonemployee directors during 2006:

  Mr. Dean and Ms. Nicholson received 4,000 restricted shares each upon reelection to the Board. The shares were valued using the closing price of Ball stock on April 26, 2006, at $43.69 per share resulting in a total award value of $174,760 for each.

  Ms. Nelson received an initial election grant of 3,000 restricted shares, valued as of July 26, 2006, at $38.23 per share resulting in a total award value of $114,690.

  All nonemployee directors, except Mr. Fiedler and Ms. Nelson, received 195 shares of restricted shares for payment of the 2005 annual incentive retainer on February 10, 2006, at $39.72 per share, resulting in a total award value of $7,745 for each.

  All nonemployee directors, except Ms. Nelson, received 344 shares of restricted shares for payment of the 2006 annual fixed retainer on April 26, 2006, at $43.69 per share, resulting in a total award value of $15,029 for each.

  Mr. van der Kaay received 6,000 restricted shares under the DSP on April 13, 2006, at $42.02 per share based on his acquisition of shares in the open market in March 2006 pursuant to the DSP grant made in prior years, resulting in a total award value of $252,120.

(b)
The aggregate number of outstanding stock awards and stock options for each nonemployee director as of December 31, 2006, are as follows:

  Mr. Dean—Stock awards of 64,817; stock options of 8,000.

  Mr. Fiedler—Stock awards of 21,594; stock options of 10,000.

  Mr. Lehman—Stock awards of 47,515; stock options of 32,000.

  Ms. Nelson—Stock awards of 3,000.

  Ms. Nicholson—Stock awards of 37,647; stock options of 44,000.

  Mr. Sissel—Stock awards of 11,383; stock options of 38,000.

  Mr. Smart—Stock awards of 10,917.

  Mr. Solso—Stock awards of 26,423; stock options of 8,000.

  Mr. Taylor—Stock awards of 24,339; stock options of 30,250.

  Mr. van der Kaay—Stock awards of 21,633.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee of the Corporation's Board consists of nonemployee directors who are independent under the NYSE Listing Standards and SEC rules.

        Management is responsible for the Corporation's system of internal accounting controls over financial reporting, disclosure controls and procedures and compliance with laws and regulations and applicable ethical business standards. The independent auditor is responsible for performing an audit of the Corporation's consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board ("PCAOB") and issuing a report thereon as well as issuing an attestation report on the audit of management's assessment of the effectiveness of the Corporation's internal control over financial reporting.

        The Committee's responsibility is to monitor and oversee the internal controls over financial reporting, disclosure controls and procedures and to engage and evaluate the independent auditor. Management has represented to the Committee that the financial statements for the Corporation for the year ended December 31, 2006, were prepared in accordance with generally accepted accounting principles of the U.S., and the Committee has reviewed and discussed those financial statements with management and the independent auditor. The Committee has also discussed with the independent auditor the matters required to be discussed by Statement of Auditing Standards, as amended, the PCAOB Auditing Standards and the NYSE Listing Standards.

        The Corporation's independent auditor provided to the Committee on a quarterly basis the written disclosures and letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees ("ISBS No. 1"). The Committee has discussed with the independent auditor that firm's independence and that firm's internal quality control procedures, peer reviews and the investigations or inquiries by governmental or professional authorities disclosed by the independent auditor.

        Based upon the Committee's review and discussion with management and the independent auditor, the representations of management and the disclosures and letter of the independent auditor (as required by ISBS No. 1) to the Committee, the Committee recommended to the Board that the audited consolidated financial statements in the Corporation's Annual Report on Form 10-K, including management's and the independent auditor's attestation of the Corporation's internal control over financial reporting as of December 31, 2006, be filed with the SEC.

        The foregoing report has been furnished by the following directors and members of the Audit Committee:

    Jan Nicholson
    George A. Sissel
    George M. Smart
    Theodore M. Solso
    Erik H. van der Kaay

VOTING ITEM 2—RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITOR

        As disclosed in this Proxy Statement, during 2006 PricewaterhouseCoopers LLP rendered audit and non-audit services to the Corporation. Representatives of PricewaterhouseCoopers LLP will be present at the 2007 Annual Meeting of Shareholders and will have an opportunity to make a statement, if desired, as well as to respond to appropriate questions.

        The Board of Directors recommends that shareholders vote "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP as the Corporation's independent auditor for 2007.

SHAREHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

        To be eligible for inclusion in the Corporation's Proxy Statement for the 2008 Annual Meeting of Shareholders, proposals of shareholders must be in writing and be received by the Corporate Secretary at the Corporation's principal executive offices, 10 Longs Peak Drive, Broomfield, Colorado 80021-2510, by November 20, 2007.

        If a shareholder desires to bring business before the 2008 Annual Meeting of Shareholders, which is not the subject of a proposal submitted for inclusion in the Proxy Statement, the shareholder must notify the Corporation of the shareholder's proposal, which must be delivered to or mailed and received at the principal executive offices of the Corporation between December 27, 2007, and January 26, 2008, or the proposal may be considered untimely. The appointed Proxies may exercise their discretionary authority to vote previously solicited proxies against such proposal if it is raised at the 2008 Annual Meeting.

SOLICITATION AND OTHER MATTERS

        The Corporation will pay the cost of soliciting proxies. Georgeson Shareholder has been retained to assist in the solicitation of proxies for a fee of $7,500. In addition to solicitations by mail, proxies also may be solicited personally, by telephone or electronic means by some directors, officers and regular employees of the Corporation, without additional compensation, as well as by employees of Georgeson Shareholder. The Corporation will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material and Annual Reports to the beneficial owners of Common Stock.

        As of the date of this Proxy Statement, the Board of the Corporation has no knowledge of any matters to be presented for consideration at the Annual Meeting other than those referred to above. However, the persons named in the accompanying proxy card shall have authority to vote such proxy as to any other matters that do properly come before the meeting and as to matters incidental to the conduct of the meeting, according to their discretion.

By Order of the Board of Directors
David A. Westerlund Corporate Secretary

March 19, 2007
Broomfield, Colorado

Ball Corporation

10 LONGS PEAK DRIVE
BROOMFIELD, COLORADO 80021-2510

MR A SAMPLE 000004 DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6
000000000.000000 ext        000000000.000000 ext
000000000.000000 ext        000000000.000000 ext
000000000.000000 ext        000000000.000000 ext

 Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

 Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m. Central Time, on April 25, 2007.
[COMPUTER GRAPHIC]	Vote by Internet • Log on to the Internet and go to www.investorvote.com • Follow the steps outlined on the secured website.
[TELEPHONE GRAPHIC]
Vote by telephone
•  Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.
• Follow the instructions provided by the recorded message.
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card		123456 C0123456789 12345

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

[A] Election of Directors — The Board of Directors recommends a vote FOR the election of directors.
1.	Election of Directors:	For	Withhold
	01 — Hanao C. Fiedler	☐	☐
	02 — John F. Lehman	☐	☐
	03 — Georgia R, Nelson	☐	☐
	04 — Erik H. van der Kaay	☐	☐

[B]    Issues — The Board of Directors recommends a vote FOR the following proposal 2.

		For	Against	Abstain
2.	Proposal to ratify the appointment of PricawaterhouseCoopers LLP as the independent auditor for the Corporation for 2007.	☐	☐	☐	3.	At their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

[C]    Non-Voting Items

Change of Address — Please print new address below.

[D]    Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign, When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.		Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/	/

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — Ball Corporation

Meeting Details

The 2007 Ball Corporation Annual Meeting of Shareholders will be held at 9:00 A.M. (MDT), Wednesday, April 25, 2007, at Ball Corporation's offices, 10 Longs Peak Drive, Broomfield, Colorado 80021-2510.

Proxy Solicited by Board of Directors for Annual Meeting on April 25, 2007.

Howard M. Dean, Jan Nicholson, George M. Smart, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders Ball Corporation to be held on April 25, 2007, or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR Items 1 and 2.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Continued and to be voted on reverse side.)

QuickLinks

VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS
VOTING ITEM I—ELECTION OF DIRECTORS
DIRECTOR NOMINEES AND CONTINUING DIRECTORS
GOVERNANCE OF THE CORPORATION
CERTAIN COMMITTEES OF THE BOARD
BOARD MEETINGS AND ANNUAL MEETING
TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS
EXECUTIVE COMPENSATION
REPORT OF THE HUMAN RESOURCES COMMITTEE OF THE BOARD OF DIRECTORS
COMPENSATION DISCUSSION AND ANALYSIS
TABLES AND NARRATIVES
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS
OUTSTANDING EQUITY AWARDS AS OF DECEMBER 31, 2006
OPTION EXERCISES AND STOCK VESTED IN 2006
NONQUALIFIED DEFERRED COMPENSATION
PENSION BENEFITS
OTHER POTENTIAL POST-TERMINATION EMPLOYMENT BENEFITS
DIRECTOR COMPENSATION
REPORT OF THE AUDIT COMMITTEE
VOTING ITEM 2—RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITOR
SHAREHOLDER PROPOSALS FOR 2008 ANNUAL MEETING
SOLICITATION AND OTHER MATTERS